Alternative Loan Trust 2006-OC7

                                Final Term Sheet

                               [Logo]Countrywide

                           $582,249,100 (Approximate)

                                   CWALT, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                              DATED AUGUST 29, 2006

               Mortgage Pass-Through Certificates, Series 2006-OC7 Distributions payable monthly, beginning September 25, 2006

The issuing entity will issue certificates including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

-------------------------------------------------------------------   --------------------------------------------------------------
                                                                                   Initial
              Initial Class                             Proceeds                    Class                                Proceeds
               Certificate    Price to   Underwriting      to                    Certificate    Price to  Underwriting     to
    Class       Balance(1)     Public      Discount    Depositor(2)    Class       Balance(1)    Public     Discount    Depositor(2)
------------- -------------- -----------  -----------  -----------    ---------- ------------ -----------  ----------  -----------
Class 1-A     $139,441,000    100.00000%    0.20833%    99.79167%     Class M-2   $8,472,000   100.00000%   0.62500%    99.37500%
------------- -------------- -----------  -----------  -----------    ---------- ------------ -----------  ----------  -----------
Class 2-A-1   $215,540,000    100.00000%    0.20833%    99.79167%     Class M-3   $4,966,000   100.00000%   0.83333%    99.16667%
------------- -------------- -----------  -----------  -----------    ---------- ------------ -----------  ----------  -----------
Class 2-A-2A  $124,181,000    100.00000%    0.20833%    99.79167%     Class M-4   $4,382,000   100.00000%   0.83333%    99.16667%
------------- -------------- -----------  -----------  -----------    ---------- ------------ -----------  ----------  -----------
Class 2-A-2B   $13,797,000    100.00000%    0.20833%    99.79167%     Class M-5   $3,798,000   100.00000%   0.83333%    99.16667%
------------- -------------- -----------  -----------  -----------    ---------- ------------ -----------  ----------  -----------
Class 2-A-3    $48,681,000    100.00000%    0.20833%    99.79167%     Class M-6   $3,506,000   100.00000%   1.04167%    98.95833%
------------- -------------- -----------  -----------  -----------    ---------- ------------ -----------  ----------  -----------
Class A-R             $100       (3)          (3)          (3)        Class M-7   $3,506,000   100.00000%   1.04167%    98.95833%
------------- -------------- -----------  -----------  -----------    ---------- ------------ -----------  ----------  -----------
Class M-1       $8,765,000    100.00000%    0.62500%    99.37500%     Class M-8   $3,214,000    97.68466%   1.25000%    96.43466%
-------------------------------------------------------------------   --------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) Before deducting expenses payable by the depositor estimated to be approximately $583,395 in the aggregate.
(3) The Class A-R Certificates will be offered to the public at varying prices to be determined at the time of sale. The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings, in the tables under "Summary -- Description of the Certificates" on page 7 of this free writing prospectus.

--------------------------------------------------------------------------------

Issuing Entity

Alternative Loan Trust 2006-OC7, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

The Sponsor originated approximately 9.92% and 17.69% of the mortgage loans in loan group 1 and loan group 2, respectively. Additionally, approximately 48.92% and 42.53% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by Decision One Mortgage Company, LLC and approximately 13.69% and 9.47% of the mortgage loans in loan group 1 and loan group 2, respectively, were originated by First Bank. The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut off Date

For any mortgage loan, the later of August 1, 2006 and the origination date for that mortgage loan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Closing Date

On or about August 30, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of conforming balance fixed and adjustable rate mortgage loans and loan group 2 will consist of fixed and adjustable rate mortgage loans. The mortgage loans have mortgage rates that either (i) are fixed for the life of the mortgage loan, (ii) adjust semi-annually or annually or (iii) have a fixed rate period of two, three, five, seven or ten years after the first payment date of each mortgage loan and thereafter adjust semi-annually or annually, in each case based on a specified index.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $584,293,914, approximately $150,422,410 of which are group 1 mortgage loans and approximately $433,871,504 of which are group 2 mortgage loans. All of the mortgage loans in loan group 1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance        $150,422,410
Geographic Concentrations in excess
   of 10%:
   California                                    30.03%
   Florida                                       10.88%
Weighted Average Original LTV Ratio              76.94%
Weighted Average Mortgage Rate                   6.845%
Range of Mortgage Rates                       3.875% to
                                                12.500%
Average Current Principal Balance              $217,373
Range of Current Principal Balances          $29,687 to
                                               $512,000
Weighted Average Remaining Term to
   Maturity                                  354 months
Weighted Average FICO Credit Score                  683
Adjustable Rate Mortgage Loans Only
   Weighted Average Gross Margin                 5.117%
   Weighted Average Maximum
   Mortgage Rate                                12.714%
   Weighted Average Minimum
   Mortgage Rate                                 5.700%

--------------------------------------------------------------------------------

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance        $433,871,504
Geographic Concentrations in excess
   of 10%:
   California                                    35.21%
Weighted Average Original LTV Ratio              77.35%
Weighted Average Mortgage Rate                   7.020%
Range of Mortgage Rates                       3.875% to
                                                11.750%
Average Current Principal Balance              $278,301
Range of Current Principal Balances          $33,600 to
                                             $3,982,016
Weighted Average Remaining Term to
   Maturity                                  356 months
Weighted Average FICO Credit Score                  692
Adjustable Rate Mortgage Loans Only
   Weighted Average Gross Margin                 4.780%
   Weighted Average Maximum
   Mortgage Rate                                12.867%
   Weighted Average Minimum
   Mortgage Rate                                 5.284%

--------------------------------------------------------------------------------

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                                              Initial
                     Initial                                   Rating   Initial
                Class Certificate                            (Moody's)   Rating
    Class          Balance (1)              Type                (2)     (S&P)(2)
    -----       -----------------           ----             ---------  --------
Offered
Certificates

 Class 1-A        $139,441,000         Senior/Floating          Aaa        AAA
                                      Pass-Through Rate

 Class 2-A-1      $215,540,000         Senior/Floating          Aaa        AAA
                                      Pass-Through Rate

 Class 2-A-2A     $124,181,000         Senior/Floating          Aaa        AAA
                                   Pass-Through Rate/Super
                                          Senior

 Class 2-A-2B      $13,797,000         Senior/Floating          Aaa        AAA
                                   Pass-Through Rate/Support

 Class 2-A-3       $48,681,000         Senior/Floating          Aaa        AAA
                                      Pass-Through Rate

 Class A-R                $100      Senior/REMIC Residual       Aaa        AAA

 Class M-1          $8,765,000    Subordinate/Floating Pass     Aa1        AA+
                                        Through Rate

 Class M-2          $8,472,000    Subordinate/Floating Pass     Aa2         AA
                                        Through Rate

 Class M-3          $4,966,000    Subordinate/Floating Pass     Aa3         AA
                                        Through Rate

 Class M-4          $4,382,000    Subordinate/Floating Pass      A1        AA-
                                        Through Rate

 Class M-5          $3,798,000    Subordinate/Floating Pass      A2         A+
                                        Through Rate

 Class M-6          $3,506,000    Subordinate/Floating Pass      A3         A
                                        Through Rate

 Class M-7          $3,506,000    Subordinate/Floating Pass     Baa1        A
                                        Through Rate

 Class M-8          $3,214,000    Subordinate/Floating Pass     Baa3       BBB+
                                        Through Rate
 Non-Offered
Certificates (3)

 Class P             $100(4)         Prepayment Charges          NR         NR

 Class C               N/A                Residual               NR         NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "NR" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates also have a notional amount equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date with prepayment charges.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The certificates also will have the following characteristics:

                             Pass-Through Rate
                                  Before         Pass-Through Rate
                                 Optional              After
                 Related     Termination Date         Optional                                   Interest Accrual
      Class      Loan Group         (1)         Termination Date (1)   Interest Accrual Period      Convention
      -----      ----------  -----------------  --------------------   -----------------------   ----------------
 Offered
 Certificates
 Class 1-A           1        LIBOR + 0.160%       LIBOR + 0.320%                (2)              Actual/360 (3)
 Class 2-A-1         2        LIBOR + 0.070%       LIBOR + 0.140%                (2)              Actual/360 (3)
 Class 2-A-2A        2        LIBOR + 0.170%       LIBOR + 0.340%                (2)              Actual/360 (3)
 Class 2-A-2B        2        LIBOR + 0.250%       LIBOR + 0.500%                (2)              Actual/360 (3)
 Class 2-A-3         2        LIBOR + 0.250%       LIBOR + 0.500%                (2)              Actual/360 (3)
 Class A-R           1              (4)                  (4)                     N/A                    N/A
 Class M-1        1 and 2     LIBOR + 0.310%       LIBOR + 0.465%                (2)              Actual/360 (3)
 Class M-2        1 and 2     LIBOR + 0.330%       LIBOR + 0.495%                (2)              Actual/360 (3)
 Class M-3        1 and 2     LIBOR + 0.350%       LIBOR + 0.525%                (2)              Actual/360 (3)
 Class M-4        1 and 2     LIBOR + 0.410%       LIBOR + 0.615%                (2)              Actual/360 (3)
 Class M-5        1 and 2     LIBOR + 0.440%       LIBOR + 0.660%                (2)              Actual/360 (3)
 Class M-6        1 and 2     LIBOR + 0.510%       LIBOR + 0.765%                (2)              Actual/360 (3)
 Class M-7        1 and 2     LIBOR + 1.050%       LIBOR + 1.575%                (2)              Actual/360 (3)
 Class M-8        1 and 2     LIBOR + 1.450%       LIBOR + 2.175%                (2)              Actual/360 (3)

 Non-Offered
 Certificates
 Class P          1 and 2           N/A                  N/A                     N/A                    N/A
 Class C          1 and 2           N/A                  N/A                     N/A                    N/A

----------
(1) The pass-through rates on the LIBOR certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap.

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(4)  The Class A-R Certificates will not accrue any interest.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        Designation             Classes of Certificates
        -----------             -----------------------
   Senior Certificates          Class 1-A, Class 2-A-1,
                                     Class 2-A-2A,
                                  Class 2-A-2B, Class
                                  2-A-3 and Class A-R
                                     Certificates

     Group 2 Senior           Class 2-A-1, Class 2-A-2A,
      Certificates           Class 2-A-2B and Class 2-A-3
                                     Certificates

Subordinated Certificates     Class M-1, Class M-2, Class
                              M-3, Class M-4, Class M-5,
                               Class M-6, Class M-7 and
                                Class M-8 Certificates

Senior LIBOR Certificates     Class 1-A Certificates and
                              Group 2 Senior Certificates

   LIBOR Certificates          Senior LIBOR Certificates
                             and Subordinated Certificates

  Offered Certificates          Senior Certificates and
                               Subordinated Certificates
Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates (other than the Class A-R Certificates):

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on September 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of offered certificates is the distribution date specified under "Yield, Prepayment and Maturity Considerations--Last Scheduled Distribution Date" in this free writing prospectus. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.

On each distribution date, holders of each class of LIBOR certificates will be entitled to receive:

o the interest that has accrued at the related pass-through rate during the related interest accrual period on the class certificate balance of such class immediately prior to that distribution date, and

o     any interest due on a prior distribution date that was not paid.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

For each class of subordinated certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the swap contract in the manner described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The priority of distributions will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

o scheduled payments of interest on the mortgage loans in that loan group collected during the applicable period;

o interest on prepayments on the mortgage loans in that loan group to the extent not allocable to the master servicer as additional servicing compensation;

o interest amounts advanced by the master servicer on the mortgage loans in that loan group and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

o liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

o scheduled payments of principal of the mortgage loans in that loan group collected during the applicable period or advanced by the master servicer;

o prepayments on the mortgage loans in that loan group collected in the applicable period;

o the stated principal balance of any mortgage loans in that loan group repurchased or purchased by a seller or the master servicer, as applicable;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o the difference, if any, between the stated principal balance of a substitute mortgage loan in that loan group and the related deleted mortgage loan in that loan group;

o subsequent recoveries with respect to the mortgage loans in that loan group;

o liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to principal); and

o excess interest (to the extent available) to maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this free writing prospectus.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not

--------------------------------------------------------------------------------
include the following amounts calculated on a loan group by loan group basis:

o     the master servicing fee and additional servicing compensation;

o     the portion of the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts subtracted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable master servicing fee rate. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions; Distributions of Interest

In general, on any distribution date, the interest funds for both loan groups will be distributed in the following order:

o to the swap account, pro rata based on the interest funds for each loan group, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty with respect to such distribution date;

o concurrently, (a) from the interest funds for loan group 1, to the Class 1-A Certificates, current interest and interest carry forward amount and
      (b) from the interest funds for loan group 2, concurrently, to each class of group 2 senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o concurrently, to each class of senior LIBOR certificates, any remaining current interest and interest carry forward amount not paid pursuant to the prior bullet point, pro rata based on their respective class certificate balances, to the extent needed to pay any current interest and interest carry forward amount for each such class; provided that interest funds remaining after such allocation will be distributed to each class of senior LIBOR certificates with respect to which there remains any unpaid current interest and interest carry forward amount, pro rata, based on the amount of such remaining unpaid current interest and interest carry forward amount;

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

o     as part of the excess cashflow.

Priority of Distributions; Distributions of Principal

Effect of the Stepdown Date if a Trigger Event is not in Effect
On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

o the later of: (a) the September 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (after calculating anticipated distributions on such distribution date) is less than or equal to 85.40% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o     concurrently:

      1) from the principal distribution amount for loan group 1, in the following order of priority:

            a)    sequentially, in the following order of priority:

                  (i) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

                  (ii) to the Class 1-A Certificates, until its class certificate balance is reduced to zero; and

            b) to the classes of group 2 senior certificates (after the distribution of the principal distribution amount for loan group 2 as described below), to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero; and

      2) from the principal distribution amount for loan group 2, in the following order of priority:

            a) to the classes of group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero; and

            b) to the Class 1-A Certificates (after the distribution of the principal distribution amount for loan group 1 as described above), until its class certificate balance is reduced to zero;

o from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

o     as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o in an amount up to the senior principal distribution target amount, pro rata based on the related senior principal distribution allocation amount for the Class 1-A Certificates and the group 2 senior certificates, concurrently:

      1) to the Class 1-A Certificates, in an amount up to the group 1 senior principal distribution amount, until its class certificate balance is reduced to zero, and

--------------------------------------------------------------------------------

      2) to the classes of group 2 senior certificates, in an amount up to the group 2 senior principal distribution amount, to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero;

      provided, however, that if (a) the class certificate balance of the Class 1-A Certificates or (b) the aggregate class certificate balance of the group 2 senior certificates is reduced to zero, then any remaining unpaid senior principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses
      (1) and (2) above (and, in the case of the group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described below), until their respective class certificate balances are reduced to zero;

o from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

o     as part of the excess cashflow.

Group 2 Senior Certificates:

For each distribution date, amounts in respect of principal to be distributed to the group 2 senior certificates will be distributed sequentially:

o to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

o concurrently, to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

o to the Class 2-A-3 Certificates, until its class certificate balance is reduced to zero.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap contract which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date.

On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.50% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR certificates immediately prior to that distribution date and (iii) one-twelfth. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2, pro rata, the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans and will not be available to cover any amounts on any class of certificates.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

--------------------------------------------------------------------------------

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $2,044,814. This amount is called "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, and the issuing entity's expenses, will be used to maintain or restore the required level of overcollateralization.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

o to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

o concurrently, to the classes of senior certificates, pro rata based on the unpaid realized loss amount for each such class, in an amount equal to the unpaid realized loss amount for each such class; provided, however, that any amounts allocable to the Class 2-A-2B Certificates will be allocated first, to the Class 2-A-2A Certificates, in an amount up to the unpaid realized loss amount for such class, and then to the Class 2 A-2B Certificates;

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount for each such class and then in an amount equal to the unpaid realized loss amount for each such class;

o concurrently, to the classes of LIBOR certificates, in an amount up to their pro rata share based on their respective class certificate balances, to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining after such allocation to pay net rate carryover based on class certificate balances of the certificates will be distributed concurrently, to each class of LIBOR certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such unpaid net rate carryover;

o on any distribution date on which a final maturity OC trigger event is in effect, sequentially:

      o concurrently, as principal to the classes of senior certificates, pro rata, based on the (i) the class certificate balance of the Class A-1 Certificates and (ii) the aggregate class certificate balance of the group 2 senior certificates, as follows:

            o to the Class 1-A Certificates, until its class certificate balance is reduced to zero; and

            o     sequentially:

                  o to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

                  o concurrently, to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                  o to the Class 2-A-3 Certificates, until its class certificate balance is reduced to zero; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o sequentially, in order of their distribution priorities, as principal to each class of subordinated certificates, until their respective class certificate balances are reduced to zero;

o to the swap account, in an amount equal to any swap termination payment due to the swap counterparty as a result of a swap counterparty trigger event under the swap contract;

o to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

A final maturity OC trigger event will be in effect on any distribution date on or after the distribution date in September 2026 on which the amount of overcollateralization is less than the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years as of the due date in the month of that distribution date (after giving effect to principal prepayments received in the related prepayment period).

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority of the Class M Certificates is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group on a pro rata basis, except that any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-2A Certificates will instead be allocated to the Class 2-A-2B Certificates, until its class certificate balance is reduced to zero.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the second day of the month following the closing date (or, in the case of such a mortgage loan that does not have a scheduled payment due until after the cut-off date, a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity), the master servicer will have the option to purchase that mortgage loan until the 270th day

--------------------------------------------------------------------------------
following the date on which that mortgage loan becomes subject to that seller's repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The majority holder of the Class C Certificates will have the right to direct the master servicer to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the first auction is unsuccessful, the auction process may be repeated periodically pursuant to the conditions specified in the pooling and servicing agreement until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the majority holder of the Class C Certificates does not direct the master servicer to request that the auction be conducted, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent regular interests in the master REMIC and the right to receive payments of net rate carryover from excess cashflow and from the swap contract subject to the deemed obligation to make termination payments on the swap contract. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan while the swap contract and swap trust are in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based class exemption.

Legal Investment

The senior certificates and the Class M-1, Class
M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

--------------------------------------------------------------------------------

                                  Loan Group 1

              Mortgage Loan Programs For All Group 1 Mortgage Loans

                                                                                           Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted  Remaining     Weighted       Average
                               of      Principal     Loans in       Balance     Average    Term to       Average       Original
Type of                     Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Program                      Loans    Outstanding    Group 1          ($)       Rate (%)  (Months)       Score         Ratio (%)
-------                     --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
3/27 Six-month LIBOR 40/30
Balloon ...................     1    $     91,360      0.06%        91,360        6.500      359          645           72.54
40/15 Fixed Balloon .......     1         411,603      0.27        411,603        7.625      177          711           80.00
40/30 Fixed Balloon .......     4         647,079      0.43        161,770        8.271      357          627           76.39
15 Year Fixed .............    21       2,906,367      1.93        138,398        7.272      177          670           59.45
15 Year Fixed-IO ..........     2         399,600      0.27        199,800        7.357      177          626           78.10
20 Year Fixed .............     4         583,034      0.39        145,758        6.984      235          748           63.39
20 Year Fixed-IO ..........     1         300,000      0.20        300,000        7.750      237          697           75.00
30 Year Fixed .............    53       7,175,798      4.77        135,392        8.016      356          639           69.02
30 Year Fixed-IO ..........    29       4,712,602      3.13        162,504        7.996      357          650           76.36
40 Year Fixed .............    18       3,598,134      2.39        199,896        7.495      477          675           73.74
30/15 Fixed Balloon .......     2         384,204      0.26        192,102        7.346      178          706           65.42
30 Year CMT One Year ......     1         254,314      0.17        254,314        7.375      194          693           47.86
2/28 Six-month LIBOR ......    74      15,012,775      9.98        202,875        7.154      358          683           78.06
2/28 Six-month LIBOR-IO ...   313      74,795,782     49.72        238,964        6.871      358          678           79.32
3/27 Six-month LIBOR ......     2         178,496      0.12         89,248        8.697      359          654           75.87
3/27 Six-month LIBOR-IO ...    35       8,255,498      5.49        235,871        6.538      358          688           77.13
5/25 Six-month LIBOR ......    19       3,949,637      2.63        207,876        7.206      357          703           71.22
5/25 Six-month LIBOR-IO ...    42       9,176,556      6.10        218,489        7.247      358          694           70.81
7/23 Six-month LIBOR ......     1         187,864      0.12        187,864        7.625      359          790           78.33
7/23 Six-month LIBOR-IO ...     1         274,400      0.18        274,400        7.250      359          672           80.00
10/20 Six-month LIBOR-IO ..     1          73,000      0.05         73,000        7.750      359          751           78.08
30 Year 12-month LIBOR ....    55      14,156,790      9.41        257,396        4.705      357          724           78.41
3/1 12-month LIBOR-IO .....     1         231,000      0.15        231,000        5.375      354          709           79.11
5/1 12-month LIBOR ........     2         363,719      0.24        181,859        7.301      360          639           69.54
5/1 12-month LIBOR-IO .....     9       2,302,801      1.53        255,867        7.340      360          701           78.53
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

                Mortgage Rates For All Group 1 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of      Average                 Average                     Weighted
                             Number    Aggregate    Mortgage       Principal    Weighted   Remaining     Weighted       Average
                               of      Principal    Loans in        Balance     Average     Term to       Average       Original
Range of                    Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
3.501 - 4.000 .............    12    $  3,649,287      2.43%       304,107        3.966      357          729           80.19
4.001 - 4.500 .............    13       3,341,845      2.22        257,065        4.312      356          729           75.72
4.501 - 5.000 .............     5       1,304,051      0.87        260,810        4.831      357          723           72.51
5.001 - 5.500 .............    26       6,128,817      4.07        235,724        5.303      355          715           77.89
5.501 - 6.000 .............    55      15,150,174     10.07        275,458        5.837      356          697           76.09
6.001 - 6.500 .............    92      21,768,155     14.47        236,610        6.301      354          686           77.65
6.501 - 7.000 .............   162      36,374,287     24.18        224,533        6.802      353          679           75.24
7.001 - 7.500 .............    87      19,808,555     13.17        227,685        7.323      354          686           78.73
7.501 - 8.000 .............   148      30,062,325     19.99        203,124        7.770      357          666           76.98
8.001 - 8.500 .............    49       7,355,948      4.89        150,121        8.297      348          670           78.36
8.501 - 9.000 .............    30       4,116,686      2.74        137,223        8.812      361          656           77.80
9.001 - 9.500 .............    10       1,086,903      0.72        108,690        9.263      348          639           75.90
9.501 - 10.000 ............     2         208,831      0.14        104,415        9.948      269          605           79.84
12.001 - 12.500 ...........     1          66,548      0.04         66,548        12.500     358          639           90.00
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 (net of such premiums) is expected to be approximately 6.813% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 6.845% per annum.

   Current Mortgage Loan Principal Balances For All Group 1 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of      Average                 Average                     Weighted
Range of                     Number    Aggregate     Mortgage      Principal    Weighted  Remaining      Weighted       Average
Current Mortgage               of      Principal     Loans in        Balance     Average   Term to       Average       Original
Loan Principal              Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Balances ($)                  Loans   Outstanding    Group 1          ($)       Rate (%)   (Months)       Score         Ratio (%)
-----------------           --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
      0.01 - 50,000.00 ....     8    $    342,443      0.23%        42,805        7.216      293          680           53.67
 50,000.01 - 100,000.00 ...    61       4,608,499      3.06         75,549        7.959      347          668           73.52
100,000.01 - 150,000.00 ...   122      15,380,102     10.22        126,066        7.399      345          679           74.07
150,000.01 - 200,000.00 ...   156      27,465,555     18.26        176,061        6.932      356          678           76.65
200,000.01 - 250,000.00 ...   102      22,835,242     15.18        223,875        6.921      362          676           76.79
250,000.01 - 300,000.00 ...    99      27,104,474     18.02        273,783        6.736      351          687           77.74
300,000.01 - 350,000.00 ...    57      18,637,248     12.39        326,969        6.517      359          688           76.77
350,000.01 - 400,000.00 ...    60      22,432,999     14.91        373,883        6.497      354          684           78.45
400,000.01 - 450,000.00 ...    21       8,731,248      5.80        415,774        6.642      355          696           79.43
450,000.01 - 500,000.00 ...     5       2,372,600      1.58        474,520        7.149      359          713           78.53
500,000.01 - 550,000.00 ...     1         512,000      0.34        512,000        6.940      360          675           80.00
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $217,373.

              FICO Credit Scores For All Group 1 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage       Principal    Weighted   Remaining     Weighted       Average
                               of      Principal    Loans in        Balance     Average    Term to       Average       Original
Range of                    Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
FICO Credit Scores           Loans    Outstanding    Group 1          ($)       Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
521 - 540 .................     2    $    323,535      0.22%       161,767        7.966      354          527           74.89
561 - 580 .................     2         219,823      0.15        109,912        8.124      357          580           34.49
581 - 600 .................    13       2,099,678      1.40        161,514        8.082      310          590           64.93
601 - 620 .................    37       5,908,026      3.93        159,676        8.018      355          609           63.06
621 - 640 .................    41       8,306,178      5.52        202,590        7.170      352          633           74.90
641 - 660 .................   142      31,353,844     20.84        220,802        7.118      357          650           79.55
661 - 680 .................   135      30,806,448     20.48        228,196        6.798      358          670           78.36
681 - 700 .................   106      23,945,951     15.92        225,905        6.755      357          690           78.12
701 - 720 .................    85      19,005,645     12.63        223,596        6.642      353          711           76.89
721 - 740 .................    44      10,035,744      6.67        228,085        6.503      355          731           76.86
741 - 760 .................    42       9,789,039      6.51        233,072        6.139      356          748           76.39
761 - 780 .................    16       3,302,003      2.20        206,375        6.461      331          769           75.40
781 - 800 .................    14       3,358,337      2.23        239,881        6.397      355          789           76.23
801 - 820 .................     4         912,850      0.61        228,212        4.314      339          802           74.26
Unknown ...................     9       1,055,309      0.70        117,257        8.227      338          N/A           74.33
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 683.


    Documentation Programs for Mortgage Loans For All Group 1 Mortgage Loans


                                                                                           Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted   Remaining     Weighted       Average
                               of      Principal     Loans in      Balance     Average     Term to       Average       Original
Type of                     Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Program                      Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)      Score         Ratio (%)
-------                     --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Reduced ...................   293    $ 67,137,367     44.63%       229,138        7.098      355          686           77.31
Full/Alternative ..........   291      61,539,643     40.91        211,476        6.564      356          681           78.96
No Ratio ..................    39       7,917,001      5.26        203,000        7.745      336          653           69.75
No Income/No Asset ........    35       5,586,440      3.71        159,613        7.375      354          660           61.69
Preferred .................    19       4,986,044      3.31        262,423        4.677      356          742           77.17
Stated Income/Stated Asset     15       3,255,914      2.16        217,061        7.150      346          694           74.34
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

       Original Loan-to-Value Ratios For All Group 1 Mortgage Loans (1)(2)


                                                                                           Weighted
                                                    Percent of      Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage      Principal    Weighted  Remaining     Weighted       Average
Original                       of      Principal     Loans in       Balance     Average    Term to       Average       Original
Loan-to-Value               Mortgage    Balance        Loan       Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Ratios (%)                   Loans    Outstanding     Group 1         ($)       Rate (%)   (Months)      Score         Ratio (%)
-------------               --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
 0.01 - 50.00 .............    39    $  6,427,532      4.27%       164,809        6.649      323          682           40.70
50.01 - 55.00 .............     9       1,794,076      1.19        199,342        6.886      343          688           53.35
55.01 - 60.00 .............    13       2,176,327      1.45        167,410        7.167      358          641           58.75
60.01 - 65.00 .............    18       4,208,993      2.80        233,833        6.795      338          666           63.75
65.01 - 70.00 .............    53      12,085,634      8.03        228,031        6.953      356          694           68.74
70.01 - 75.00 .............    50      10,538,541      7.01        210,771        7.054      355          664           73.67
75.01 - 80.00 .............   421      91,550,334     60.86        217,459        6.844      357          682           79.75
80.01 - 85.00 .............    32       8,326,823      5.54        260,213        6.741      358          686           84.12
85.01 - 90.00 .............    37       9,346,934      6.21        252,620        6.803      357          691           89.27
90.01 - 95.00 .............    14       3,269,735      2.17        233,553        6.083      356          728           93.83
95.01 - 100.00 ............     6         697,481      0.46        116,247        8.315      358          700          100.00
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======


----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 76.94%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

  State Distribution of Mortgaged Properties For All Group 1 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of     Average                 Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted   Remaining     Weighted       Average
                               of      Principal     Loans in      Balance      Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
State                        Loans    Outstanding    Group 1          ($)       Rate (%)   (Months)      Score         Ratio (%)
-----                       --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Alabama ...................     1    $    116,691      0.08%       116,691        7.750      477          629           80.00
Arizona ...................    42       8,624,956      5.73        205,356        6.486      361          689           79.81
California ................   160      45,169,435     30.03        282,309        6.752      352          685           76.25
Colorado ..................    22       4,339,666      2.88        197,258        6.812      358          663           80.11
Connecticut ...............     4         825,389      0.55        206,347        7.870      359          665           78.07
District of Columbia ......     3         843,846      0.56        281,282        7.697      358          654           79.11
Florida ...................    80      16,365,536     10.88        204,569        6.946      358          676           74.96
Georgia ...................    14       2,225,882      1.48        158,992        7.740      363          689           79.10
Hawaii ....................     1         280,000      0.19        280,000        8.250      357          715           80.00
Idaho .....................     5       1,086,615      0.72        217,323        5.073      358          701           84.68
Illinois ..................    23       4,914,016      3.27        213,653        6.838      351          697           78.51
Indiana ...................    10       1,138,893      0.76        113,889        7.489      350          683           79.21
Kansas ....................     4         446,592      0.30        111,648        6.930      357          700           88.06
Kentucky ..................     2         257,361      0.17        128,680        7.267      286          704           79.84
Louisiana .................     3         336,545      0.22        112,182        7.384      296          668           77.77
Maine .....................     7       1,588,238      1.06        226,891        6.943      357          662           75.40
Maryland ..................    33       8,455,393      5.62        256,224        6.879      338          674           77.91
Massachusetts .............     6       2,024,375      1.35        337,396        7.361      358          677           75.07
Michigan ..................    16       2,561,767      1.70        160,110        6.620      358          701           72.37
Minnesota .................    26       4,986,136      3.31        191,774        7.215      359          668           79.39
Mississippi ...............     4         418,365      0.28        104,591        7.367      359          668           80.00
Missouri ..................     6       1,272,808      0.85        212,135        7.049      359          684           72.55
Montana ...................     1         193,323      0.13        193,323        4.000      356          759           79.37
Nebraska ..................     2         223,724      0.15        111,862        6.798      359          699           80.00
Nevada ....................    21       4,359,494      2.90        207,595        7.305      357          685           74.85
New Hampshire .............     3         596,885      0.40        198,962        6.370      357          656           79.42
New Jersey ................    11       2,665,727      1.77        242,339        7.385      364          689           77.61
New Mexico ................     2         591,864      0.39        295,932        6.070      357          697           77.27
New York ..................    14       3,687,582      2.45        263,399        6.799      348          684           75.03
North Carolina ............     7       1,190,385      0.79        170,055        6.963      357          669           79.13
Ohio ......................    11       1,484,303      0.99        134,937        6.380      357          706           73.03
Oklahoma ..................     1          89,040      0.06         89,040        6.740      359          644           80.00
Oregon ....................    17       2,715,622      1.81        159,742        7.102      358          701           79.14
Pennsylvania ..............    17       2,581,173      1.72        151,834        6.977      330          676           74.91
Rhode Island ..............     3         739,429      0.49        246,476        7.470      359          685           77.28
South Carolina ............     4         587,882      0.39        146,971        7.660      359          657           80.00
Tennessee .................     4         455,686      0.30        113,921        7.949      358          697           79.27
Texas .....................    14       1,590,608      1.06        113,615        7.057      337          686           77.60
Utah ......................     1         207,087      0.14        207,087        9.000      359          632           80.00
Vermont ...................     1         101,349      0.07        101,349        7.000      357          683           80.00
Virginia ..................    33       6,929,182      4.61        209,975        6.932      358          677           77.04
Washington ................    41       9,477,564      6.30        231,160        6.132      362          692           76.86
West Virginia .............     1          67,915      0.05         67,915        8.390      358          662           79.07
Wisconsin .................    10       1,468,197      0.98        146,820        7.363      367          698           77.90
Wyoming ...................     1         139,882      0.09        139,882        6.840      359          662           78.21
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

----------
(1) As of the cut-off date, no more than approximately 0.66% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

            Purpose of Mortgage Loans For All Group 1 Mortgage Loans


                                                                                          Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage      Principal     Weighted  Remaining     Weighted       Average
                               of      Principal     Loans in       Balance     Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Loan Purpose                 Loans    Outstanding    Group 1          ($)       Rate (%)   (Months)      Score         Ratio (%)
------------                --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Refinance (cash-out)..         297    $ 69,920,380     46.48%     235,422       7.020       351            673           74.66
Purchase..............         251      46,534,672     30.94      185,397       7.108       358            690           79.93
Refinance (rate/term).         144      33,967,358     22.58      235,884       6.126       356            694           77.54
                               ---    ------------    ------
   Total..............         692    $150,422,410    100.00%
                               ===    ============    ======


           Type of Mortgaged Properties For All Group 1 Mortgage Loans



                                                                                          Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage      Principal     Weighted  Remaining     Weighted       Average
                               of      Principal     Loans in       Balance     Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Property Type                Loans    Outstanding     Group 1         ($)       Rate (%)   (Months)      Score         Ratio (%)
-------------               --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Single Family Residence ...   490    $102,908,689     68.41%       210,018        6.775      353          681           76.65
Planned Unit Development ..    79      18,877,068     12.55        238,950        6.754      357          682           78.23
2-4 Family Residence ......    52      14,525,951      9.66        279,345        7.217      362          697           76.38
Low-Rise Condominium ......    69      13,567,158      9.02        196,625        7.061      352          680           77.83
High-Rise Condominium .....     2         543,544      0.36        271,772        7.916      357          732           80.00
                               ---    ------------    ------
                              692    $150,422,410    100.00%
                              ===    ============    ======

                Occupancy Type For All Group 1 Mortgage Loans(1)


                                                                                          Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage      Principal     Weighted  Remaining     Weighted       Average
                               of      Principal     Loans in       Balance     Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Occupancy Type               Loans    Outstanding    Group 1          ($)       Rate (%)   (Months)      Score         Ratio (%)
--------------              --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Primary Residence .........   562    $126,000,900     83.76%       224,201        6.731      355          680           77.07
Investment Property .......   100      18,023,807     11.98        180,238        7.661      353          696           76.86
Secondary Residence .......    30       6,397,703      4.25        213,257        6.784      345          696           74.55
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

         Remaining Terms to Maturity For All Group 1 Mortgage Loans (1)


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
Remaining Term                of       Principal     Loans in       Balance     Average    Term to       Average       Original
to Maturity                 Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
(Months)                     Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
--------------              --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
478 .......................     6    $  1,276,587      0.85%       212,764        7.331      478          659           79.23
477 .......................    12       2,321,547      1.54        193,462        7.585      477          684           70.73
360 .......................    75      17,872,578     11.88        238,301        7.074      360          690           76.96
359 .......................   179      40,634,950     27.01        227,011        6.954      359          684           78.68
358 .......................   173      36,465,154     24.24        210,781        6.916      358          675           79.61
357 .......................    64      13,296,482      8.84        207,758        6.328      357          688           74.28
356 .......................    49      10,592,543      7.04        216,174        6.154      356          683           77.09
355 .......................    31       6,556,425      4.36        211,498        6.867      355          676           76.61
354 .......................    15       3,480,375      2.31        232,025        7.017      354          690           77.07
353 .......................    24       5,295,748      3.52        220,656        6.927      353          683           74.74
352 .......................    12       2,936,203      1.95        244,684        6.260      352          694           67.52
351 .......................     9       1,653,714      1.10        183,746        6.252      351          697           66.42
350 .......................     5       1,504,604      1.00        300,921        6.798      350          686           77.39
349 .......................     6       1,296,379      0.86        216,063        6.762      349          728           79.95
237 .......................     2         484,802      0.32        242,401        7.702      237          697           71.71
236 .......................     2         249,801      0.17        124,901        6.871      236          802           51.63
232 .......................     1         148,430      0.10        148,430        6.375      232          762           79.47
194 .......................     1         254,314      0.17        254,314        7.375      194          693           47.86
178 .......................     7       1,409,501      0.94        201,357        7.196      178          672           64.98
177 .......................    11       1,742,061      1.16        158,369        7.397      177          685           69.05
176 .......................     5         531,653      0.35        106,331        7.526      176          645           59.22
175 .......................     2         374,806      0.25        187,403        7.380      175          656           43.41
168 .......................     1          43,753      0.03         43,753        5.500      168          744           55.56
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 354 months.

  Months to Next Adjustment Date For the Adjustable Rate Group 1 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Months to Next              Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Adjustment Date              Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
2 .........................     1    $    254,314      0.20%       254,314        7.375      194          693           47.86
4 .........................     1         396,496      0.31        396,496        4.500      352          746           62.43
7 .........................     6       1,427,726      1.10        237,954        4.896      355          701           73.68
8 .........................    18       4,265,367      3.30        236,965        4.671      356          727           82.19
9 .........................    22       6,044,548      4.67        274,752        4.553      357          729           77.92
10 ........................     7       1,898,566      1.47        271,224        5.050      358          723           77.60
11 ........................     1         124,088      0.10        124,088        6.500      359          652           90.00
13 ........................     5       1,117,129      0.86        223,426        6.865      349          723           80.74
14 ........................     3         915,325      0.71        305,108        6.950      350          681           81.66
15 ........................     6       1,295,060      1.00        215,843        6.244      351          687           71.35
16 ........................     3         766,118      0.59        255,373        5.888      352          672           70.93
17 ........................    14       3,429,101      2.65        244,936        6.872      353          690           79.08
18 ........................    12       2,780,567      2.15        231,714        7.174      354          682           80.28
19 ........................    13       3,388,761      2.62        260,674        7.326      355          694           82.88
20 ........................    15       3,778,836      2.92        251,922        6.793      356          659           75.02
21 ........................     3         689,638      0.53        229,879        6.754      357          654           74.15
22 ........................   139      30,201,479     23.36        217,277        6.960      358          673           79.60
23 ........................   143      33,155,840     25.64        231,859        6.953      359          680           79.20
24 ........................    31       8,290,703      6.41        267,442        6.670      360          688           78.82
28 ........................     2         430,000      0.33        215,000        5.963      352          679           62.32
30 ........................     2         536,000      0.41        268,000        5.944      354          731           62.55
31 ........................     1         238,424      0.18        238,424        7.650      355          633           63.16
32 ........................     1         407,700      0.32        407,700        6.000      356          630           90.00
34 ........................    10       2,371,493      1.83        237,149        6.429      358          689           80.00
35 ........................    21       4,333,236      3.35        206,345        6.707      359          691           77.77
36 ........................     2         439,500      0.34        219,750        6.903      360          674           82.84
49 ........................     1         179,250      0.14        179,250        6.125      349          762           75.00
50 ........................     2         589,279      0.46        294,639        6.562      350          694           70.76
51 ........................     2         298,797      0.23        149,398        5.938      351          759           42.33
52 ........................     5       1,255,588      0.97        251,118        6.988      352          700           67.94
53 ........................     7       1,367,895      1.06        195,414        6.852      353          691           62.93
55 ........................     1         199,108      0.15        199,108        6.625      355          623           50.00
57 ........................     1         273,900      0.21        273,900        7.375      357          673           79.99
59 ........................    11       2,486,522      1.92        226,047        7.317      359          707           72.61
60 ........................    42       9,142,375      7.07        217,676        7.449      360          693           74.99
83 ........................     2         462,264      0.36        231,132        7.402      359          720           79.32
119 .......................     1          73,000      0.06         73,000        7.750      359          751           78.08
                              ---    ------------    ------
   Total ..................   557    $129,303,991    100.00%
                              ===    ============    ======


        Gross Margins For the Adjustable Rate Group 1 Mortgage Loans (1)


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Range of Gross              Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Margins (%)                  Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
0.001 - 1.000 .............     1    $    396,496      0.31%       396,496        4.500      352          746           62.43
2.001 - 3.000 .............   114      27,118,835     20.97        237,885        5.788      356          714           75.74
3.001 - 4.000 .............    12       3,016,421      2.33        251,368        7.267      360          686           74.59
4.001 - 5.000 .............    61      15,037,692     11.63        246,520        6.303      359          695           76.69
5.001 - 6.000 .............   173      41,751,919     32.29        241,341        6.519      358          676           78.32
6.001 - 7.000 .............   157      34,638,564     26.79        220,628        7.423      357          677           79.13
7.001 - 8.000 .............    35       6,628,685      5.13        189,391        8.261      357          671           82.99
8.001 - 9.000 .............     4         715,379      0.55        178,845        8.642      355          715           89.20
                              ---    ------------    ------
   Total ..................   557    $129,303,991    100.00%
                              ===    ============    ======


----------
(1) As of the cut-off date, the weighted average gross margin of the Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 5.117%.


      Maximum Mortgage Rates For the Adjustable Rate Group 1 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Range of Maximum            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
7.001 - 8.000 .............     1    $    398,771      0.31%       398,771        3.875      357          753           78.43
9.001 - 10.000 ............    11       3,250,516      2.51        295,501        3.977      357          726           80.41
10.001 - 11.000 ...........    17       4,249,400      3.29        249,965        4.454      356          726           75.97
11.001 - 12.000 ...........    96      24,795,974     19.18        258,291        5.932      356          705           75.65
12.001 - 13.000 ...........   218      50,584,986     39.12        232,041        6.719      358          680           78.07
13.001 - 14.000 ...........   158      34,392,065     26.60        217,671        7.388      357          676           77.98
14.001 - 15.000 ...........    46       9,417,576      7.28        204,730        7.851      355          682           82.19
15.001 - 16.000 ...........     9       1,818,207      1.41        202,023        8.506      356          684           88.43
16.001 - 17.000 ...........     1         396,496      0.31        396,496        4.500      352          746           62.43
                              ---    ------------    ------
   Total ..................   557    $129,303,991    100.00%
                              ===    ============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 12.714% per annum.


    Initial Periodic Rate Caps For the Adjustable Rate Group 1 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Initial Periodic            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
1.000 .....................     1    $    254,314      0.20%       254,314        7.375      194          693           47.86
2.000 .....................   132      32,784,741     25.35        248,369        5.976      355          702           77.67
3.000 .....................   348      80,181,708     62.01        230,407        6.884      358          678           78.93
5.000 .....................    72      15,343,742     11.87        213,108        7.243      359          697           74.74
6.000 .....................     3         572,697      0.44        190,899        6.625      354          718           60.34
7.000 .....................     1         166,789      0.13        166,789        5.900      353          672           80.00
                               ---    ------------    ------
                              557    $129,303,991    100.00%
                              ===    ============    ======

  Subsequent Periodic Rate Caps For the Adjustable Rate Group 1 Mortgage Loans



                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
Subsequent                    of       Principal     Loans in       Balance     Average    Term to       Average       Original
Periodic                    Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
1.000...............           485   $111,028,581      85.87%     228,925       6.938       357           682           78.06
2.000...............            72     18,275,410      14.13      253,825       5.220       357           718           77.44
                               ---   ------------     ------
   Total............           557   $129,303,991     100.00%
                               ===   ============     ======


      Minimum Mortgage Rates For the Adjustable Rate Group 1 Mortgage Loans



                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Range of Minimum            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
2.001 - 3.000 .............   115    $ 27,515,331     21.28%       239,264        5.769      356          714           75.55
3.001 - 4.000 .............    12       3,016,421      2.33        251,368        7.267      360          686           74.59
4.001 - 5.000 .............    24       4,374,266      3.38        182,261        7.537      359          683           74.31
5.001 - 6.000 .............    63      17,394,637     13.45        276,105        5.960      357          692           75.85
6.001 - 7.000 .............   187      44,309,346     34.27        236,948        6.681      358          679           78.75
7.001 - 8.000 .............   129      28,325,546     21.91        219,578        7.605      358          673           80.64
8.001 - 9.000 .............    25       4,190,874      3.24        167,635        8.438      358          672           82.58
9.001 - 10.000 ............     2         177,569      0.14         88,785        9.056      358          664           80.00
                              ---    ------------    ------
   Total ..................   557    $129,303,991    100.00%
                              ===    ============    ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 5.700% per annum.

      Next Adjustment Dates For the Adjustable Rate Group 1 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
Next                          of       Principal     Loans in       Balance     Average    Term to       Average       Original
Adjustment                  Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Date                          Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
----------                  --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
October 2006 ..............     1    $    254,314      0.20%       254,314        7.375      194          693           47.86
December 2006 .............     1         396,496      0.31        396,496        4.500      352          746           62.43
March 2007 ................     6       1,427,726      1.10        237,954        4.896      355          701           73.68
April 2007 ................    18       4,265,367      3.30        236,965        4.671      356          727           82.19
May 2007 ..................    22       6,044,548      4.67        274,752        4.553      357          729           77.92
June 2007 .................     7       1,898,566      1.47        271,224        5.050      358          723           77.60
July 2007 .................     1         124,088      0.10        124,088        6.500      359          652           90.00
September 2007 ............     5       1,117,129      0.86        223,426        6.865      349          723           80.74
October 2007 ..............     3         915,325      0.71        305,108        6.950      350          681           81.66
November 2007 .............     6       1,295,060      1.00        215,843        6.244      351          687           71.35
December 2007 .............     3         766,118      0.59        255,373        5.888      352          672           70.93
January 2008 ..............    14       3,429,101      2.65        244,936        6.872      353          690           79.08
February 2008 .............    12       2,780,567      2.15        231,714        7.174      354          682           80.28
March 2008 ................    13       3,388,761      2.62        260,674        7.326      355          694           82.88
April 2008 ................    15       3,778,836      2.92        251,922        6.793      356          659           75.02
May 2008 ..................     9       1,905,707      1.47        211,745        6.847      358          672           75.28
June 2008 .................   144      30,945,673     23.93        214,901        6.954      358          673           79.76
July 2008 .................   137      32,645,440     25.25        238,288        6.944      359          680           79.20
August 2008 ...............    26       6,840,840      5.29        263,109        6.689      360          690           78.57
December 2008 .............     2         430,000      0.33        215,000        5.963      352          679           62.32
February  2009 ............     2         536,000      0.41        268,000        5.944      354          731           62.55
March 2009 ................     1         238,424      0.18        238,424        7.650      355          633           63.16
April 2009 ................     1         407,700      0.32        407,700        6.000      356          630           90.00
June 2009 .................    10       2,371,493      1.83        237,149        6.429      358          689           80.00
July 2009 .................    21       4,333,236      3.35        206,345        6.707      359          691           77.77
August 2009 ...............     2         439,500      0.34        219,750        6.903      360          674           82.84
September 2010 ............     1         179,250      0.14        179,250        6.125      349          762           75.00
October 2010 ..............     2         589,279      0.46        294,639        6.562      350          694           70.76
November 2010 .............     2         298,797      0.23        149,398        5.938      351          759           42.33
December 2010 .............     5       1,255,588      0.97        251,118        6.988      352          700           67.94
January 2011 ..............     7       1,367,895      1.06        195,414        6.852      353          691           62.93
March 2011 ................     1         199,108      0.15        199,108        6.625      355          623           50.00
May 2011 ..................     1         273,900      0.21        273,900        7.375      357          673           79.99
July 2011 .................    11       2,486,522      1.92        226,047        7.317      359          707           72.61
August 2011 ...............    42       9,142,375      7.07        217,676        7.449      360          693           74.99
July 2013 .................     2         462,264      0.36        231,132        7.402      359          720           79.32
July 2016 .................     1          73,000      0.06         73,000        7.750      359          751           78.08
                              ---    ------------    ------
   Total ..................   557    $129,303,991    100.00%
                              ===    ============    ======

       Interest-Only Periods at Origination For All Group 1 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Interest Only               Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
None ......................   258    $ 49,901,171     33.17%       193,415        6.645      350          690           74.42
24 ........................     1         215,000      0.14        215,000        6.375      357          631           62.00
36 ........................     1         231,000      0.15        231,000        5.375      354          709           79.11
60 ........................   299      70,889,286     47.13        237,088        6.836      357          677           79.16
84 ........................    35       8,790,534      5.84        251,158        6.995      354          684           79.19
120 .......................    98      20,395,418     13.56        208,117        7.322      356          687           74.57
                              ---    ------------    ------
  Total ...................   692    $150,422,410    100.00%
                              ===    ============    ======

     Prepayment Charge Periods at Origination For All Group 1 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Prepayment Charge           Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding    Group 1         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
None ......................   201    $ 43,563,683     28.96%       216,735        6.501      352          696           76.09
6 .........................     7       1,548,869      1.03        221,267        6.875      352          706           71.53
12 ........................    39       8,860,616      5.89        227,195        7.417      340          676           72.58
24 ........................   317      71,738,278     47.69        226,304        6.867      358          678           78.85
36 ........................   119      23,180,436     15.41        194,794        7.143      352          675           74.53
60 ........................     9       1,530,527      1.02        170,059        7.742      401          689           78.70
                              ---    ------------    ------
   Total ..................   692    $150,422,410    100.00%
                              ===    ============    ======


                                  Loan Group 2

              Mortgage Loan Programs For All Group 2 Mortgage Loans


                                                                                           Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted   Remaining     Weighted       Average
                               of      Principal     Loans in      Balance     Average     Term to       Average       Original
Type of                     Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Program                      Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)      Score         Ratio (%)
-------                     --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
2/28 Six-month LIBOR
40/30 Balloon .............     1    $    279,824      0.06%       279,824        7.690      358          671           80.00
3/27 Six-month LIBOR
40/30 Balloon .............     1         339,661      0.08        339,661        6.750      359          762           80.00
40/30 Fixed Balloon .......    15       4,760,204      1.10        317,347        7.663      357          666           82.33
5/25 Six-month LIBOR
40/30 Balloon .............     1         660,730      0.15        660,730        6.750      359          668           62.48
3/37 Six-month LIBOR ......     1         224,557      0.05        224,557        9.500      478          667           80.00
10- Year Fixed ............     1         200,713      0.05        200,713        6.250      118          736           80.00
15- Year Fixed ............    17       4,407,078      1.02        259,240        6.716      177          706           65.53
15- Year Fixed-IO .........     6       2,409,400      0.56        401,567        6.926      177          700           79.64
20- Year Fixed ............     2       1,717,674      0.40        858,837        7.093      237          684           69.77
30- Year Fixed ............   138      26,832,984      6.18        194,442        8.100      356          664           77.73
30- Year Fixed-IO .........    54      16,474,990      3.80        305,092        8.182      357          672           73.59
40- Year Fixed ............    18       5,120,267      1.18        284,459        7.634      477          692           78.02
30-Year CMT One-Year ......    39      35,417,216      8.16        908,134        5.953      358          724           70.24
2/28 Six-month LIBOR ......   242      40,329,038      9.30        166,649        7.265      358          682           78.66
2/28 Six-month LIBOR - IO .   684     177,760,089     40.97        259,883        7.219      358          680           80.36
3/27 Six-month LIBOR ......    10       2,028,098      0.47        202,810        6.362      355          684           70.58
3/27 Six-month LIBOR - IO .   115      39,752,450      9.16        345,673        6.639      359          712           79.89
5/25 Six-month LIBOR ......    42       7,297,414      1.68        173,748        7.337      358          710           73.58
5/25 Six-month LIBOR - IO .    97      26,567,314      6.12        273,890        7.103      357          723           75.99
7/23 Six-month LIBOR - IO .     2         786,400      0.18        393,200        7.219      359          740           80.00
10/20 Six-month LIBOR .....     1         192,471      0.04        192,471        8.000      359          675           77.04
10/20 Six-month LIBOR
- IO ......................     1         220,000      0.05        220,000        8.250      359          659           80.00
30- Year 12-Month LIBOR ...    49      32,034,345      7.38        653,762        5.486      357          717           68.87
3/1 12-month LIBOR - IO ...     3       1,432,871      0.33        477,624        6.847      360          727           68.63
5/1 12-month LIBOR ........     1         199,755      0.05        199,755        7.625      360          722           79.99
5/1 12-month LIBOR - IO ...    16       6,118,143      1.41        382,384        7.006      360          688           79.23
7/1 12-month LIBOR ........     2         307,819      0.07        153,910        6.454      358          688           81.29
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

                Mortgage Rates For All Group 2 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of      Average                 Average                     Weighted
                             Number    Aggregate    Mortgage       Principal    Weighted   Remaining     Weighted       Average
                               of      Principal    Loans in        Balance     Average     Term to       Average       Original
Range of                    Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
3.501 - 4.000 .............     5    $  1,967,215      0.45%       393,443        3.972      357          759           65.77
4.001 - 4.500 .............    11      10,701,412      2.47        972,856        4.183      357          722           72.02
4.501 - 5.000 .............    11       6,792,680      1.57        617,516        4.795      356          714           63.71
5.001 - 5.500 .............    20      13,421,661      3.09        671,083        5.389      357          737           65.03
5.501 - 6.000 .............    88      35,684,647      8.22        405,507        5.808      355          709           75.57
6.001 - 6.500 .............   166      57,713,414     13.30        347,671        6.369      347          710           76.99
6.501 - 7.000 .............   299      89,439,297     20.61        299,128        6.799      354          702           78.50
7.001 - 7.500 .............   295      74,195,795     17.10        251,511        7.300      359          678           78.96
7.501 - 8.000 .............   389      88,415,163     20.38        227,288        7.776      357          675           78.66
8.001 - 8.500 .............   166      32,442,724      7.48        195,438        8.266      363          671           80.32
8.501 - 9.000 .............    80      18,586,576      4.28        232,332        8.750      357          675           75.54
9.001 - 9.500 .............    12       1,576,594      0.36        131,383        9.331      375          644           76.60
9.501 - 10.000 ............     5       1,241,721      0.29        248,344        9.902      358          668           77.93
10.001 - 10.500 ...........     5         457,589      0.11         91,518        10.364     357          719           89.54
10.501 - 11.000 ...........     5         868,689      0.20        173,738        10.749     357          638           90.09
11.001 - 11.500 ...........     1         101,142      0.02        101,142        11.050     357          668           75.00
11.501 - 12.000 ...........     1         265,186      0.06        265,186        11.750     357          643           95.00
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 (net of such premiums) is expected to be approximately 6.998% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 7.020% per annum.

   Current Mortgage Loan Principal Balances For All Group 2 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of      Average                 Average                     Weighted
Range of                     Number    Aggregate     Mortgage      Principal    Weighted  Remaining      Weighted       Average
Current Mortgage               of      Principal     Loans in        Balance     Average   Term to       Average       Original
Loan Principal              Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Balances ($)                  Loans   Outstanding    Group 2          ($)       Rate (%)   (Months)       Score         Ratio (%)
-----------------           --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
     0.01 - 50,000.00 .....     8    $    362,251      0.08%          45,281      8.424      336          661           53.16
50,000.01 - 100,000.00 ....   145      11,589,347      2.67           79,927      7.806      358          680           76.96
100,000.01 - 150,000.00 ...   267      33,161,408      7.64          124,200      7.573      355          678           77.64
150,000.01 - 200,000.00 ...   270      47,107,376     10.86          174,472      7.389      359          683           78.74
200,000.01 - 250,000.00 ...   252      56,736,294     13.08          225,144      7.331      357          680           79.01
250,000.01 - 300,000.00 ...   140      38,509,889      8.88          275,071      7.318      357          685           80.41
300,000.01 - 350,000.00 ...    88      28,475,928      6.56          323,590      7.140      360          688           79.16
350,000.01 - 400,000.00 ...    93      34,713,885      8.00          373,268      6.972      351          695           80.17
400,000.01 - 450,000.00 ...    77      33,102,526      7.63          429,903      6.929      355          700           80.04
450,000.01 - 500,000.00 ...    67      31,997,185      7.37          477,570      6.891      356          695           80.28
500,000.01 - 550,000.00 ...    30      15,746,299      3.63          524,877      6.942      355          686           78.62
550,000.01 - 600,000.00 ...    33      18,994,562      4.38          575,593      6.692      358          710           78.40
600,000.01 - 650,000.00 ...    16      10,072,633      2.32          629,540      6.478      346          712           77.41
650,000.01 - 700,000.00 ...    15      10,088,948      2.33          672,597      7.029      358          691           72.83
700,000.01 - 750,000.00 ...     9       6,594,457      1.52          732,717      6.587      371          713           75.86
750,000.01 - 1,000,000.00 .    31      28,012,657      6.46          903,634      6.078      351          716           70.28
1,000,000.01 - 1,500,000.00    12      15,979,963      3.68        1,331,664      6.326      347          707           65.92
1,500,000.01 - 2,000,000.00     5       8,643,880      1.99        1,728,776      6.500      357          712           56.49
Greater than 2,000,000.00 .     1       3,982,016      0.92        3,982,016      4.125      357          708           69.55
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $278,301.

              FICO Credit Scores For All Group 2 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage       Principal    Weighted   Remaining     Weighted       Average
                               of      Principal    Loans in        Balance     Average    Term to       Average       Original
Range of                    Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
FICO Credit Scores           Loans    Outstanding    Group 2          ($)       Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
501 - 520 .................     1    $     92,866      0.02%        92,866        11.000     356          505           72.66
561 - 580 .................     3       1,329,527      0.31        443,176        8.229      357          577           76.47
581 - 600 .................    12       2,816,966      0.65        234,747        8.141      356          590           67.93
601 - 620 .................    47      10,261,403      2.37        218,328        7.923      356          610           69.38
621 - 640 .................    81      21,484,007      4.95        265,235        7.386      353          633           75.68
641 - 660 .................   321      78,073,340     17.99        243,219        7.417      358          651           79.35
661 - 680 .................   344      85,261,556     19.65        247,853        7.264      356          670           78.86
681 - 700 .................   255      69,093,666     15.92        270,956        6.979      353          689           79.43
701 - 720 .................   169      51,506,806     11.87        304,774        6.624      358          710           75.55
721 - 740 .................   103      33,052,037      7.62        320,894        6.618      354          730           75.86
741 - 760 .................   104      40,367,193      9.30        388,146        6.487      361          750           75.22
761 - 780 .................    66      22,354,877      5.15        338,710        6.855      350          770           79.05
781 - 800 .................    32      13,022,484      3.00        406,953        6.139      349          791           70.27
801 - 820 .................    11       3,573,792      0.82        324,890        6.120      347          807           77.27
Unknown ...................    10       1,580,984      0.36        158,098        8.444      355          N/A           77.21
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======


----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 692.



              Documentation Programs For All Group 2 Mortgage Loans


                                                                                           Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted   Remaining     Weighted       Average
                               of      Principal     Loans in      Balance     Average     Term to       Average       Original
Type of                     Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Program                      Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)      Score         Ratio (%)
-------                     --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Reduced ...................   856    $254,492,893     58.66%       297,305        7.124      356          691           77.45
Full/Alternative ..........   439     111,840,047     25.78        254,761        6.532      356          693           77.83
No Income/No Asset ........    90      19,171,346      4.42        213,015        7.860      355          681           69.41
No Ratio ..................    76      17,821,868      4.11        234,498        7.800      358          691           81.66
Stated Income/Stated Asset     79      17,554,697      4.05        222,211        7.753      344          681           81.75
Preferred .................    17      12,307,668      2.84        723,980        5.849      358          754           70.17
Full DU (1) ...............     2         682,986      0.16        341,493        6.274      357          669           86.08
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

----------
(1) A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

       Original Loan-to-Value Ratios For All Group 2 Mortgage Loans (1)(2)


                                                                                          Weighted
                                                    Percent of      Average                Average                     Weighted
Range of                     Number    Aggregate     Mortgage      Principal    Weighted  Remaining     Weighted       Average
Original                       of      Principal     Loans in       Balance     Average    Term to       Average       Original
Loan-to-Value               Mortgage    Balance        Loan       Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
Ratios (%)                   Loans    Outstanding     Group 2         ($)       Rate (%)   (Months)      Score         Ratio (%)
-------------               --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
 0.01 - 50.00 .............    32    $ 12,425,728      2.86%       388,304        6.493      345          704           43.45
50.01 - 55.00 .............     5         838,569      0.19        167,714        6.901      303          644           53.02
55.01 - 60.00 .............    24      12,044,553      2.78        501,856        6.474      352          721           58.49
60.01 - 65.00 .............    36      15,054,459      3.47        418,179        6.541      359          708           63.41
65.01 - 70.00 .............    84      32,817,609      7.56        390,686        6.570      349          692           69.28
70.01 - 75.00 .............    65      24,466,962      5.64        376,415        6.635      354          693           73.69
75.01 - 80.00 ............. 1,185     298,602,225     68.82        251,985        7.106      357          690           79.85
80.01 - 85.00 .............    34       9,711,881      2.24        285,644        7.050      353          679           84.47
85.01 - 90.00 .............    50      16,099,339      3.71        321,987        7.498      357          699           89.35
90.01 - 95.00 .............    29       8,735,366      2.01        301,220        7.912      358          693           94.88
95.01 - 100.00 ............    15       3,074,813      0.71        204,988        7.983      357          721           99.82
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 77.35%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

  State Distribution of Mortgaged Properties For All Group 2 Mortgage Loans (1)


                                                                                           Weighted
                                                    Percent of     Average                 Average                     Weighted
                             Number    Aggregate     Mortgage     Principal    Weighted   Remaining     Weighted       Average
                               of      Principal     Loans in      Balance      Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage   Maturity    FICO Credit   Loan-to-Value
State                        Loans    Outstanding    Group 2          ($)       Rate (%)   (Months)      Score         Ratio (%)
-----                       --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Alabama ...................     4    $    258,323      0.06%        64,581        8.139      358          705           79.99
Arizona ...................   116      26,209,325      6.04        225,942        7.143      358          685           78.94
Arkansas ..................     1          52,583      0.01         52,583        8.750      353          709           80.00
California ................   384     152,762,410     35.21        397,819        6.854      353          696           78.02
Colorado ..................    41       9,155,074      2.11        223,294        6.763      352          708           78.40
Connecticut ...............     8       2,642,024      0.61        330,253        7.300      358          666           77.41
Delaware ..................     2         315,894      0.07        157,947        7.987      359          656           80.00
District of Columbia ......     3       1,520,610      0.35        506,870        6.079      358          742           68.30
Florida ...................   192      42,814,790      9.87        222,994        7.402      358          686           78.42
Georgia ...................    19       2,674,116      0.62        140,743        7.766      358          675           81.18
Hawaii ....................     4       3,334,309      0.77        833,577        6.039      358          733           60.86
Idaho .....................     6         997,205      0.23        166,201        6.952      357          679           78.04
Illinois ..................    56      15,977,139      3.68        285,306        6.974      359          705           70.68
Indiana ...................    12       2,703,956      0.62        225,330        7.062      358          701           76.24
Iowa ......................     5         486,366      0.11         97,273        7.359      359          688           78.28
Kansas ....................     2         191,805      0.04         95,902        7.243      360          700           80.00
Kentucky ..................     6         619,967      0.14        103,328        7.611      356          651           74.10
Louisiana .................     6         956,084      0.22        159,347        7.317      358          677           84.79
Maine .....................     5       1,127,100      0.26        225,420        7.900      359          689           80.00
Maryland ..................    51      14,260,712      3.29        279,622        7.233      358          688           79.18
Massachusetts .............    27      10,226,897      2.36        378,774        7.410      361          695           73.23
Michigan ..................    33      10,433,591      2.40        316,169        6.170      361          710           68.28
Minnesota .................    45       8,735,938      2.01        194,132        7.151      359          688           80.24
Mississippi ...............     6         987,052      0.23        164,509        7.017      358          692           80.52
Missouri ..................    18       2,370,357      0.55        131,687        7.595      359          695           80.92
Montana ...................     1         471,197      0.11        471,197        7.750      357          766           77.58
Nevada ....................    39      10,647,136      2.45        273,003        7.106      361          683           79.57
New Hampshire .............    16       3,153,215      0.73        197,076        7.403      355          690           80.48
New Jersey ................    53      17,834,503      4.11        336,500        7.156      351          682           75.94
New Mexico ................     6       1,831,452      0.42        305,242        6.847      380          676           78.00
New York ..................    39      12,354,666      2.85        316,786        7.581      364          679           75.98
North Carolina ............    35       6,932,123      1.60        198,061        7.408      350          691           79.63
North Dakota ..............     2         281,915      0.06        140,958        7.757      359          669           79.75
Ohio ......................    32       5,260,814      1.21        164,400        6.592      357          684           78.03
Oklahoma ..................     4         404,888      0.09        101,222        7.609      359          692           79.24
Oregon ....................    31      11,834,624      2.73        381,762        5.900      358          704           74.29
Pennsylvania ..............    37       5,654,339      1.30        152,820        7.519      351          685           79.16
Rhode Island ..............     5       1,415,853      0.33        283,171        7.029      358          714           75.90
South Carolina ............    13       1,989,665      0.46        153,051        7.900      358          676           77.83
South Dakota ..............     2         520,890      0.12        260,445        5.659      357          713           73.61
Tennessee .................    20       2,438,186      0.56        121,909        8.029      358          675           77.35
Texas .....................    36       6,011,185      1.39        166,977        6.951      357          701           79.92
Utah ......................    10       2,593,841      0.60        259,384        6.731      358          730           76.53
Vermont ...................     2         810,170      0.19        405,085        6.441      324          644           69.26
Virginia ..................    56      14,539,740      3.35        259,638        7.236      357          682           78.16
Washington ................    50      12,480,614      2.88        249,612        6.833      358          685           79.01
West Virginia .............     2         506,349      0.12        253,174       10.026      358          640           86.29
Wisconsin .................    14       1,833,193      0.42        130,942        7.570      358          664           77.98
Wyoming ...................     2         257,318      0.06        128,659        7.892      359          661           80.00
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======


----------
(1) As of the cut-off date, no more than approximately 0.92% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

            Purpose of Mortgage Loans For All Group 2 Mortgage Loans

                                                                                          Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage      Principal     Weighted  Remaining     Weighted       Average
                               of      Principal     Loans in       Balance     Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Loan Purpose                 Loans    Outstanding    Group 2          ($)       Rate (%)   (Months)      Score         Ratio (%)
------------                --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Purchase .................. 1,140    $299,922,313     69.13%       263,090        7.086      357          694           79.55
Refinance (cash-out) ......   275      82,064,752     18.91        298,417        7.198      349          676           73.14
Refinance (rate/term)  ....   144      51,884,440     11.96        360,309        6.357      358          708           71.27
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

           Type of Mortgaged Properties For All Group 2 Mortgage Loans

                                                                                          Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage      Principal     Weighted  Remaining     Weighted       Average
                               of      Principal     Loans in       Balance     Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Property Type                Loans    Outstanding     Group 2         ($)       Rate (%)   (Months)      Score         Ratio (%)
-------------               --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Single Family Residence ... 1,061    $299,689,557     69.07%       282,460        6.957      356          691           77.25
Planned Unit Development ..   233      67,343,723     15.52        289,029        6.989      354          694           77.91
Low-Rise Condominium ......   175      40,532,042      9.34        231,612        7.172      358          693           77.41
2-4 Family Residence ......    76      22,610,580      5.21        297,508        7.521      354          694           76.16
High-Rise Condominium .....    13       3,529,802      0.81        271,523        7.999      373          707           81.00
Cooperative ...............     1         165,800      0.04        165,800        7.000      356          810           89.97
                            -----    ------------    ------
                            1,559    $433,871,504    100.00%
                            =====    ============    ======


               Occupancy Types For All Group 2 Mortgage Loans (1)

                                                                                          Weighted
                                                    Percent of      Average                Average                     Weighted
                             Number    Aggregate    Mortgage      Principal     Weighted  Remaining     Weighted       Average
                               of      Principal     Loans in       Balance     Average    Term to       Average       Original
                            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Occupancy Type               Loans    Outstanding    Group 2          ($)       Rate (%)   (Months)      Score         Ratio (%)
--------------              --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
Primary Residence ......... 1,428    $402,919,820     92.87%       282,157        6.995      356          692           77.60
Investment Property .......   106      22,057,873      5.08        208,093        7.810      348          697           76.62
Secondary Residence .......    25       8,893,812      2.05        355,752        6.201      358          713           67.92
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

         Remaining Terms to Maturity For All Group 2 Mortgage Loans (1)


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
Remaining Term                of       Principal     Loans in       Balance     Average    Term to       Average       Original
to Maturity                 Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
(Months)                     Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
--------------              --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
478 .......................     9    $  1,909,704      0.44%       212,189        7.957      478          675           76.41
477 .......................    10       3,435,120      0.79        343,512        7.577      477          700           79.04
360 .......................   221      50,698,098     11.69        229,403        7.363      360          694           77.18
359 .......................   591     157,940,900     36.40        267,243        7.102      359          690           78.53
358 .......................   321      92,326,407     21.28        287,621        6.976      358          694           76.30
357 .......................   130      43,095,429      9.93        331,503        6.616      357          696           74.54
356 .......................    90      26,896,166      6.20        298,846        6.890      356          683           78.08
355 .......................    35      12,199,633      2.81        348,561        6.924      355          689           76.32
354 .......................    36      10,238,913      2.36        284,414        7.400      354          690           83.21
353 .......................    32      10,432,021      2.40        326,001        7.116      353          698           82.97
352 .......................    15       4,333,511      1.00        288,901        6.347      352          711           71.49
351 .......................    16       4,011,908      0.92        250,744        6.400      351          680           75.60
350 .......................    12       3,172,533      0.73        264,378        6.185      350          701           72.52
349 .......................    12       3,769,608      0.87        314,134        6.220      349          693           81.33
348 .......................     1         508,000      0.12        508,000        6.250      348          733           80.00
347 .......................     1         103,188      0.02        103,188        6.125      347          675           85.00
279 .......................     1          65,502      0.02         65,502        8.750      279          677           86.75
237 .......................     1       1,487,658      0.34      1,487,658        6.875      237          691           68.19
235 .......................     1         230,016      0.05        230,016        8.500      235          640           80.00
178 .......................     5         819,144      0.19        163,829        7.312      178          729           80.10
177 .......................    16       4,764,644      1.10        297,790        6.815      177          710           70.13
176 .......................     1         249,567      0.06        249,567        6.250      176          647           52.82
175 .......................     1         983,123      0.23        983,123        6.375      175          669           68.96
118 .......................     1         200,713      0.05        200,713        6.250      118          736           80.00
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 356 months.


  Months to Next Adjustment Date For the Adjustable Rate Group 2 Mortgage Loans

                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Months to Next              Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Adjustment Date              Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
4 .........................     1    $    492,633      0.13%       492,633        5.375      352          706           92.84
6 .........................     2       1,111,197      0.30        555,598        5.454      354          739           79.91
7 .........................     2       2,424,987      0.65      1,212,494        4.727      355          718           66.21
8 .........................    12       7,710,039      2.07        642,503        4.966      356          716           72.44
9 .........................    23      16,758,893      4.51        728,648        5.165      357          721           69.15
10 ........................    32      25,886,346      6.96        808,948        6.340      358          720           68.85
11 ........................    16      12,611,532      3.39        788,221        5.995      359          722           68.89
12 ........................     1         559,121      0.15        559,121        4.500      360          758           70.00
13 ........................    10       3,173,575      0.85        317,358        6.164      349          696           82.09
14 ........................     8       2,278,303      0.61        284,788        6.297      350          705           77.49
15 ........................    13       3,391,598      0.91        260,892        6.346      351          676           77.37
16 ........................     6       1,180,273      0.32        196,712        6.113      352          689           77.99
17 ........................    20       7,667,791      2.06        383,390        7.187      353          696           83.61
18 ........................    14       4,441,983      1.19        317,284        7.521      354          689           86.38
19 ........................    11       3,527,385      0.95        320,671        6.984      355          673           82.34
20 ........................    29       9,051,473      2.43        312,120        7.271      356          690           83.04
21 ........................    29       7,216,334      1.94        248,839        7.337      357          670           78.56
22 ........................   218      47,410,347     12.75        217,479        7.037      358          685           79.85
23 ........................   449     102,675,620     27.60        228,676        7.365      359          677           79.52
24 ........................   119      26,251,083      7.06        220,597        7.368      360          676           79.80
26 ........................     3         768,631      0.21        256,210        5.822      350          690           56.55


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Months to Next              Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Adjustment Date              Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
28 ........................     4         807,084      0.22        201,771        6.629      352          689           80.00
29 ........................     2         897,679      0.24        448,840        6.242      353          685           86.81
30 ........................     3         879,513      0.24        293,171        6.836      354          707           84.28
34 ........................    18       4,973,685      1.34        276,316        6.776      363          703           79.34
35 ........................    91      32,788,676      8.82        360,315        6.619      359          713           79.72
36 ........................     9       2,662,370      0.72        295,819        7.086      360          726           72.86
48 ........................     1         508,000      0.14        508,000        6.250      348          733           80.00
49 ........................     1         275,445      0.07        275,445        6.250      349          770           80.00
50 ........................     1         125,600      0.03        125,600        6.375      350          688           80.00
51 ........................     3         620,310      0.17        206,770        6.693      351          704           65.94
52 ........................     3       1,781,275      0.48        593,758        6.587      352          736           56.86
53 ........................     4       1,079,976      0.29        269,994        6.689      353          731           80.00
54 ........................     1         478,918      0.13        478,918        6.750      354          698           76.24
55 ........................     3       1,774,878      0.48        591,626        6.755      355          759           80.95
56 ........................     5       1,412,645      0.38        282,529        7.168      356          669           81.08
57 ........................    19       5,424,766      1.46        285,514        6.630      357          748           77.92
58 ........................     1         855,000      0.23        855,000        6.750      358          692           90.00
59 ........................    26       7,407,179      1.99        284,891        7.238      359          698           75.25
60 ........................    89      19,099,365      5.13        214,600        7.414      360          708           75.64
78 ........................     1         121,660      0.03        121,660        6.000      354          592           83.27
83 ........................     2         786,400      0.21        393,200        7.219      359          740           80.00
84 ........................     1         186,160      0.05        186,160        6.750      360          750           80.00
119 .......................     2         412,471      0.11        206,235        8.133      359          666           78.62
                            -----    ------------    ------
   Total .................. 1,308    $371,948,195    100.00%
                            =====    ============    ======

        Gross Margins For the Adjustable Rate Group 2 Mortgage Loans (1)


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Range of Gross              Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Margins (%)                  Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
0.001 - 1.000 .............     1    $  1,564,389      0.42%     1,564,389        8.750      358          677           56.33
1.001 - 2.000 .............     1         448,388      0.12        448,388        3.875      357          805           64.74
2.001 - 3.000 .............   332     134,728,029     36.22        405,807        6.234      358          719           73.78
3.001 - 4.000 .............    23       7,882,257      2.12        342,707        6.876      359          697           75.47
4.001 - 5.000 .............    75      23,314,991      6.27        310,867        6.345      358          699           77.89
5.001 - 6.000 .............   224      57,173,671     15.37        255,240        6.681      358          693           79.14
6.001 - 7.000 .............   507     118,699,644     31.91        234,122        7.463      358          673           80.18
7.001 - 8.000 .............   138      26,341,282      7.08        190,879        8.252      358          675           82.85
8.001 - 9.000 .............     7       1,795,544      0.48        256,506        8.637      355          689           89.43
                            -----    ------------    ------
   Total .................. 1,308    $371,948,195    100.00%
                            =====    ============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 4.780%.

      Maximum Mortgage Rates For the Adjustable Rate Group 2 Mortgage Loans

                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Range of Maximum            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
9.001 - 10.000  ...........     5    $  1,967,215      0.53%       393,443        3.972      357          759           65.77
10.001 - 11.000 ...........    25      18,080,598      4.86        723,224        4.471      356          718           69.18
11.001 - 12.000 ...........   168      67,231,066     18.08        400,185        6.012      357          717           73.46
12.001 - 13.000 ...........   409     122,444,508     32.92        299,375        6.748      358          705           78.05
13.001 - 14.000 ...........   534     122,410,296     32.91        229,233        7.440      358          674           79.75
14.001 - 15.000 ...........   146      31,901,767      8.58        218,505        8.157      357          675           80.24
15.001 - 16.000 ...........    18       5,756,966      1.55        319,831        8.447      354          705           91.29
16.001 - 17.000 ...........     2         591,390      0.16        295,695        9.733      404          675           72.15
20.001 - 21.000 ...........     1       1,564,389      0.42      1,564,389        8.750      358          677           56.33
                            -----    ------------    ------
   Total .................. 1,308    $371,948,195    100.00%
                            =====    ============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 12.867% per annum.


    Initial Periodic Rate Caps For the Adjustable Rate Group 2 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Initial Periodic            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
1.000 .....................     1    $    217,718      0.06%       217,718        5.000      351          732           44.00
2.000 .....................   192     100,838,751     27.11        525,202        6.207      356          710           73.79
3.000 .....................   881     202,160,049     54.35        229,467        7.205      359          680           79.58
5.000 .....................   212      62,350,288     16.76        294,105        6.941      359          714           77.26
6.000 .....................    22       6,381,389      1.72        290,063        6.551      356          741           77.91
                            -----    ------------    ------
   Total .................. 1,308    $371,948,195    100.00%
                            =====    ============    ======


  Subsequent Periodic Rate Caps For the Adjustable Rate Group 2 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
Subsequent                    of       Principal     Loans in       Balance     Average    Term to       Average       Original
Periodic                    Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Rate Cap (%)                 Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
1.000 ..................... 1,173    $288,534,549     77.57%       245,980        7.147      358          688           79.40
2.000 .....................   135      83,413,646     22.43        617,879        5.946      358          719           71.26
                            -----    ------------    ------
   Total .................. 1,308    $371,948,195    100.00%
                            =====    ============    ======


      Minimum Mortgage Rates For the Adjustable Rate Group 2 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Range of Minimum            Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Mortgage Rates (%)           Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
1.001 - 2.000 .............     1    $    448,388      0.12%       448,388        3.875      357          805           64.74
2.001 - 3.000 .............   329     135,557,826     36.45        412,030        6.260      358          719           73.54
3.001 - 4.000 .............    24       8,102,257      2.18        337,594        6.914      359          696           75.59
4.001 - 5.000 .............    26       8,270,786      2.22        318,107        7.317      358          693           76.10
5.001 - 6.000 .............    82      25,454,092      6.84        310,416        6.153      356          698           78.39
6.001 - 7.000 .............   240      63,569,210     17.09        264,872        6.808      357          688           80.14
7.001 - 8.000 .............   481     109,514,879     29.44        227,682        7.541      359          674           80.57
8.001 - 9.000 .............   122      20,542,199      5.52        168,379        8.347      358          667           80.81
9.001 - 10.000 ............     3         488,557      0.13        162,852        9.381      414          671           80.00
                            -----    ------------    ------
   Total .................. 1,308    $371,948,195    100.00%
                            =====    ============    ======


----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 5.284% per annum.

      Next Adjustment Dates For the Adjustable Rate Group 2 Mortgage Loans

                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
Next                          of       Principal     Loans in       Balance     Average    Term to       Average       Original
Adjustment                  Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Date                          Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
----------                  --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
December 2006 .............     1    $    492,633      0.13%       492,633        5.375      352          706           92.84
February 2007 .............     2       1,111,197      0.30        555,598        5.454      354          739           79.91
March 2007 ................     2       2,424,987      0.65      1,212,494        4.727      355          718           66.21
April 2007 ................    12       7,710,039      2.07        642,503        4.966      356          716           72.44
May 2007 ..................    23      16,758,893      4.51        728,648        5.165      357          721           69.15
June 2007 .................    32      25,886,346      6.96        808,948        6.340      358          720           68.85
July 2007 .................    16      12,611,532      3.39        788,221        5.995      359          722           68.89
August 2007 ...............     1         559,121      0.15        559,121        4.500      360          758           70.00
September 2007 ............    10       3,173,575      0.85        317,358        6.164      349          696           82.09
October 2007 ..............     8       2,278,303      0.61        284,788        6.297      350          705           77.49
November 2007 .............    13       3,391,598      0.91        260,892        6.346      351          676           77.37
December 2007 .............     7       1,318,716      0.35        188,388        6.258      352          687           77.08
January 2008 ..............    19       7,529,348      2.02        396,281        7.182      353          697           83.87
February 2008 .............    14       4,441,983      1.19        317,284        7.521      354          689           86.38
March 2008 ................    11       3,527,385      0.95        320,671        6.984      355          673           82.34
April 2008 ................    29       9,051,473      2.43        312,120        7.271      356          690           83.04
May 2008 ..................    43       9,493,316      2.55        220,775        7.320      357          675           78.91
June 2008 .................   249      50,901,585     13.69        204,424        7.066      358          685           79.77
July 2008 .................   424      99,368,901     26.72        234,361        7.365      359          677           79.52
August 2008 ...............    99      23,789,581      6.40        240,299        7.361      360          674           79.88
October 2008 ..............     3         768,631      0.21        256,210        5.822      350          690           56.55
December 2008 .............     4         807,084      0.22        201,771        6.629      352          689           80.00
January 2009 ..............     2         897,679      0.24        448,840        6.242      353          685           86.81
February 2009 .............     3         879,513      0.24        293,171        6.836      354          707           84.28
June 2009 .................    19       5,125,543      1.38        269,765        6.763      363          703           79.36
July 2009 .................    90      32,636,818      8.77        362,631        6.621      359          713           79.72
August 2009 ...............     9       2,662,370      0.72        295,819        7.086      360          726           72.86
August 2010 ...............     1         508,000      0.14        508,000        6.250      348          733           80.00
September 2010 ............     1         275,445      0.07        275,445        6.250      349          770           80.00
October 2010 ..............     1         125,600      0.03        125,600        6.375      350          688           80.00
November 2010 .............     3         620,310      0.17        206,770        6.693      351          704           65.94
December 2010 .............     3       1,781,275      0.48        593,758        6.587      352          736           56.86
January 2011 ..............     4       1,079,976      0.29        269,994        6.689      353          731           80.00
February 2011 .............     1         478,918      0.13        478,918        6.750      354          698           76.24
March 2011 ................     3       1,774,878      0.48        591,626        6.755      355          759           80.95
April 2011 ................     5       1,412,645      0.38        282,529        7.168      356          669           81.08
May 2011 ..................    19       5,424,766      1.46        285,514        6.630      357          748           77.92
June 2011 .................     1         855,000      0.23        855,000        6.750      358          692           90.00
July 2011 .................    26       7,407,179      1.99        284,891        7.238      359          698           75.25
August 2011 ...............    89      19,099,365      5.13        214,600        7.414      360          708           75.64
February 2013 .............     1         121,660      0.03        121,660        6.000      354          592           83.27
July 2013 .................     2         786,400      0.21        393,200        7.219      359          740           80.00
August 2013 ...............     1         186,160      0.05        186,160        6.750      360          750           80.00
July 2016 .................     2         412,471      0.11        206,235        8.133      359          666           78.62
                            -----    ------------    ------
   Total .................. 1,308    $371,948,195    100.00%
                            =====    ============    ======


       Interest-Only Periods at Origination For All Group 2 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Interest Only               Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
---------------             --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
None ......................   581    $162,349,847     37.42%       279,432        6.764      355          697           73.99
36 ........................     2         597,871      0.14        298,936        6.809      359          717           78.09
60 ........................   648     163,070,927     37.59        251,653        7.221      356          679           79.90
84 ........................    53      20,106,929      4.63        379,376        7.317      354          690           84.58
120 .......................   275      87,745,931     20.22        319,076        7.052      358          707           77.15
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======


     Prepayment Charge Periods at Origination For All Group 2 Mortgage Loans


                                                                                           Weighted
                                                     Percent of     Average                Average                     Weighted
                             Number    Aggregate     Mortgage      Principal    Weighted   Remaining    Weighted       Average
                              of       Principal     Loans in       Balance     Average    Term to       Average       Original
Prepayment Charge           Mortgage    Balance       Loan        Outstanding   Mortgage  Maturity     FICO Credit   Loan-to-Value
Period (months)              Loans    Outstanding    Group 2         ($)        Rate (%)   (Months)       Score         Ratio (%)
------------------          --------  ------------  ----------    -----------  ---------  ---------    -----------   -------------
None ......................   549    $172,292,565     39.71%       313,830        6.815      356          702           74.52
6 .........................    13       5,490,424      1.27        422,340        7.905      355          696           85.01
12 ........................    85      33,962,465      7.83        399,558        6.990      357          691           77.28
24 ........................   720     169,308,372     39.02        235,151        7.169      358          683           79.65
36 ........................   185      51,068,071     11.77        276,044        7.122      349          691           78.46
60 ........................     7       1,749,607      0.40        249,944        7.557      307          657           77.84
                            -----    ------------    ------
   Total .................. 1,559    $433,871,504    100.00%
                            =====    ============    ======

                         Description of the Certificates

General

      The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the Pooling and Servicing Agreement. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the Swap Contract Administration Agreement referred to in this free writing prospectus. We summarize below the material terms pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OC7 consist of the Class 1-A, Class 2-A-1, Class 2-A-2A, Class 2-A-2B, Class 2-A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

      When describing the certificates in this free writing prospectus, we use the following terms:

            Designation                      Classes of Certificates
            -----------                      -----------------------
       Senior Certificates            Class 1-A, Class 2-A-1, Class 2-A-2A,
                                       Class 2-A-2B, Class 2-A-3 and Class
                                                 A-R Certificates

   Group 2 Senior Certificates       Class 2-A-1, Class 2-A-2A, Class 2-A-2B
                                          and Class 2-A-3 Certificates

    Subordinated Certificates                  Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5, Class M-6,
                                        Class M-7 and Class M-8 Certificates

    Senior LIBOR Certificates               Class 1-A Certificates and
                                           Group 2 Senior Certificates

       LIBOR Certificates                 Senior LIBOR Certificates and
                                            Subordinated Certificates

      Offered Certificates                Senior Certificates and
                                              Subordinated Certificates

The certificates are generally referred to as the following types:

        Class                                          Type
        -----                                          ----
Class 1-A Certificates                  Senior/Floating Pass-Through Rate
Class 2-A-1 Certificates                Senior/Floating Pass-Through Rate
Class 2-A-2A Certificates        Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-2B Certificates           Senior/Floating Pass-Through Rate/Support
Class 2-A-3 Certificates                Senior/Floating Pass-Through Rate
Class A-R Certificates                        Senior/REMIC Residual
Subordinated Certificates            Subordinate/Floating Pass Through Rate

        Class                                          Type
        -----                                          ----
Class P Certificates                           Prepayment Charges
Class C Certificates                                Residual

      The Class C and Class P Certificates are not offered by this free writing prospectus and are sometimes referred to in this free writing prospectus as the "private certificates." The Class A-R, Class C and Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

o all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

o     the Applied Realized Loss Amounts allocated to the class;

and, increased by

o to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of LIBOR Certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority (and pro rata among the Group 2 Senior Certificates; provided that any amounts otherwise allocable to the Class 2-A-2B Certificates will be allocated to the Class 2-A-2A Certificates to the extent of the related Applied Realized Loss Amount) by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of LIBOR Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates; Denominations

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream,

Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Certificates - Book-Entry Certificates" in the prospectus.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the Closing Date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the Master Servicer initially at Countrywide Bank, N.A., which is an affiliate of the Depositor, the sellers and the Master Servicer. The Master Servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the Pooling and Servicing
Agreement:

      o all payments on account of principal on the Mortgage Loans, including principal prepayments;

      o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

      o     all payments on account of prepayment charges on the Mortgage Loans;

      o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures;

      o any amount required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement in connection with any losses on permitted investments for which it is responsible;

      o any amounts received by the Master Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from any mortgaged property that the Master Servicer or its designeee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property");

      o     all Substitution Adjustment Amounts; and

      o     all Advances made by the Master Servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

      o to pay to the Master Servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the Master Servicer);

      o to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

      o to reimburse each of the Master Servicer and the Trustee for any nonrecoverable Advance previously made by it (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advance);

      o to reimburse the Master Servicer for insured expenses from the related insurance proceeds;

      o to reimburse the Master Servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property,
            (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

      o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan after the date of such purchase;

      o to reimburse the sellers and the Master Servicer for expenses incurred by any of them and reimbursable pursuant to the Pooling and Servicing Agreement;

      o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

      o to withdraw an amount equal to the sum of (a) the related Interest Funds, (b) the related Principal Remittance Amount, (c) any prepayment charges received and (d) the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

      o to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the Trustee on behalf of the certificateholders (the "Distribution Account"). The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

      o     the aggregate amount remitted by the Master Servicer to the Trustee;
            and

      o any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

      o     to pay the Trustee Fee to the Trustee;

      o to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

      o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error); and

      o to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

The Swap Account

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "Swap Account") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, or any amounts received from the Swap Contract

Administrator in respect of the Swap Contract, each as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract."

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the Master Servicer. All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates to zero and the termination of the Pooling and Servicing Agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

      The Swap Account. Funds in the Swap Account will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)                Amount               General Purpose                Source (2)                     Frequency
--------------------                ------               ---------------                ----------                     ---------
Fees
Master Servicing         One-twelfth of the Stated         Compensation     Amounts on deposit in the Certificate          Monthly
Fee /Master              Principal Balance of each                          Account representing payments of
Servicer                 Mortgage Loan multiplied by                        interest and application of
                         the Master Servicing Fee                           liquidation proceeds with respect to
                         Rate (3)                                           that mortgage loan

                         o All late payment fees,          Compensation     Payments made by obligors with             Time to time
                           assumption fees and other                        respect to the Mortgage Loans
                           similar charges (excluding
                           prepayment charges)

                         o All investment income earned    Compensation     Investment income related to the               Monthly
                           on amounts on deposit in the                     Certificate Account and the
                           Certificate Account and                          Distribution Account
                           Distribution Account

                         o Excess Proceeds (4)             Compensation     Liquidation proceeds and Subsequent       Time to time
                                                                            Recoveries

Trustee Fee (the         One-twelfth of the Trustee Fee    Compensation     Amounts on deposit in the Certificate          Monthly
"Trustee Fee") /         Rate multiplied by the                             Account or the Distribution Account
Trustee                  aggregate Stated Principal
                         Balance of the outstanding
                         Mortgage Loans (5)

Expenses

Insured expenses /       Expenses incurred by the          Reimbursement    To the extent the expenses are            Time to time
Master Servicer          Master Servicer                   of Expenses      covered by an insurance policy with
                                                                            respect to the Mortgage Loan

Servicing Advances /     To the extent of funds            Reimbursement    With respect to each Mortgage Loan,       Time to time
Master Servicer          available, the amount of          of Expenses      late recoveries of the payments of
                         any Servicing Advances                             the costs and expenses, liquidation
                                                                            proceeds, Subsequent Recoveries,
                                                                            purchase proceeds or repurchase
                                                                            proceeds for that Mortgage Loan (6)

Indemnification          Amounts for which the sellers,   Indemnification   Amounts on deposit on the Certificate          Monthly
expenses / the           the Master Servicer and                            Account.
sellers, the Master      Depositor are entitled to
Servicer and the         indemnification (7)
Depositor

----------
(1) If the Trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement. See "-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal the per annum rate described under "Servicing of Mortgage Loans -- Servicing Compensation and Payment of Expenses". The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or Advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the Master Servicer, and the Depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in September 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be (x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the "Record Date").

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the Trustee.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      The "Interest Remittance Amount" for any Distribution Date and loan group is equal to:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

                  (2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

                  (3) all Advances relating to interest in respect of the
            Mortgage Loans in that loan group,

                  (4) amounts paid by the Master Servicer in respect of
            Compensating Interest for that loan group, and

                  (5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all Advances relating to interest on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any Distribution Date and loan group is equal to:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected or Advanced on the
            Mortgage Loans in that loan group with respect to the related Due Date,

                  (2) prepayments on the Mortgage Loans in that loan group
            collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

                  (4) any Substitution Adjustment Amounts in respect of Mortgage
            Loans in that loan group, and

                  (5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

            (b) all Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      General. On each Distribution Date, the interest distributable with respect to the LIBOR Certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Interest Accrual Period and in the case of the Senior LIBOR Certificates, any Interest Carry Forward Amount. For each class of Subordinated Certificates, any Interest Carry Forward Amount will be payable only from Excess Cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the applicable Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the applicable Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining Excess Cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

      Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority:

      (1) from the Interest Funds for Loan Group 1 and Loan Group 2, pro rata based on the Interest Funds for each loan group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

      (2) concurrently:

                  (a) from Interest Funds for Loan Group 1, to the Class 1-A
            Certificates, the Current Interest and Interest Carry Forward Amount for such class and such Distribution Date; and

                           (b) from Interest Funds for Loan Group 2,
                  concurrently, to each class of Group 2 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

      (3) from the remaining Interest Funds for both loan groups to each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) or (2)(b) above, based on the amount of interest each such class is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class is entitled to receive on that Distribution Date, will be distributed to each class of Senior LIBOR Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

      (4) from the remaining Interest Funds from both loan groups in the following order of priority:

            (a) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

            (b) any remainder, as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

      (1) One-Month LIBOR for such Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Interest Accrual Period, and

      (2) the applicable Net Rate Cap for such class for such Distribution Date.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

      Class of LIBOR Certificates               Pass-Through Margin
      ---------------------------               -------------------
                                                (1)              (2)
                                                ---              ---
      Class 1-A                                0.160%           0.320%
      Class 2-A-1                              0.070%           0.140%
      Class 2-A-2A                             0.170%           0.340%
      Class 2-A-2B                             0.250%           0.500%
      Class 2-A-3                              0.250%           0.500%
      Class M-1                                0.310%           0.465%
      Class M-2                                0.330%           0.495%
      Class M-3                                0.350%           0.525%
      Class M-4                                0.410%           0.615%
      Class M-5                                0.440%           0.660%
      Class M-6                                0.510%           0.765%
      Class M-7                                1.050%           1.575%
      Class M-8                                1.450%           2.175%

      ----------

      (1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

      (2) For the Interest Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

      Class A-R, Class P and Class C Certificates.

      The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

      Definitions Related to Interest Calculations.

      The "Interest Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

      The "Interest Funds" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

      "Current Interest," with respect to each class of LIBOR Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

      "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates, over

            (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

      The "Net Rate Cap" for each Distribution Date and the following classes of certificates is:

      o     with respect to the Senior LIBOR Certificates,

            (A) the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in the related loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period, minus

            (B) the Swap Adjustment Rate for such Distribution Date and the related loan group; and

      o with respect to the Subordinated Certificates, the weighted average of the Net Rate Caps for the Class 1-A Certificates and the Group 2 Senior Certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the Class Certificate Balance of the Class 1-A Certificates and the aggregate Class Certificate Balance of the Group 2 Senior Certificates, respectively.

      The "Swap Adjustment Rate" for each Distribution Date and loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (i) the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (b) any Swap

Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (ii) a fraction, the numerator of which is the Interest Funds for that loan group and the denominator of which is, the aggregate of the Interest Funds for both loan groups, and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the due date in the prior calendar month.

      The "Net Rate Carryover" for a class of LIBOR Certificates on any Distribution Date is the excess of:

            (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

Principal

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each loan group is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

            (A) concurrently:

                  (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                        (a) to the Class A-R Certificates, until its Class
                  Certificate Balance is reduced to zero; and

                        (b) to the Class 1-A Certificates, until its Class
                  Certificate Balance is reduced to zero; and

                        (c) to the classes of Group 2 Senior Certificates (after
                  the distribution of the Principal Distribution Amount for Loan Group 2 as provided in clause (1)(A)(ii)(a) below), to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

                        (a) to the classes of Group 2 Senior Certificates, to be
                  allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

                        (b) to the Class 1-A Certificates (after the
                  distribution of the Principal Distribution Amount for Loan Group 1 as provided in clause (1)(A)(i)(b) above), until its Class Certificate Balance is reduced to zero; and

            (B) from the remaining Principal Distribution Amounts for both loan groups, in the following order of priority:

                  (i) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, sequentially:

            (A) in an amount up to the Senior Principal Distribution Target Amount, pro rata based on the related Senior Principal Distribution Allocation Amount for the Class 1-A Certificates and the Group 2 Senior Certificates, concurrently:

                  (i) in an amount up to the Group 1 Senior Principal
            Distribution Amount, to the Class 1-A Certificates, until its Class Certificate Balance is reduced to zero, and

                  (ii) in an amount up to the Group 2 Senior Principal
            Distribution Amount, to the classes of Group 2 Senior Certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero;

            provided, however, that if (a) the Class Certificate Balance of the Class 1-A Certificates or (b) the aggregate Class Certificate Balance of the Group 2 Senior Certificates is reduced to zero, then any remaining unpaid Senior Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Group 2 Senior Certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below), until their respective Class Certificate Balances are reduced to zero; and

            (B) from the remaining Principal Distribution Amounts for both loan groups, in the following order of priority:

                  (i) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

                  (ii) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      (3) For each Distribution Date on which any principal amounts are to be distributed to the Group 2 Senior Certificates pursuant to clauses (1)(A) or
(2)(A) above, such amounts will be distributed sequentially:

                  (i) to the Class 2-A-1 Certificates, until its Class
            Certificate Balance is reduced to zero;

                  (ii) concurrently, to the Class 2-A-2A and Class 2-A-2B
            Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                  (iii) to the Class 2-A-3 Certificates, until its Class
            Certificate Balance is reduced to zero.

      Definitions Related to Principal Distributions.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

      o the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

      o liquidation proceeds received through the end of the prior calendar month and allocable to principal;

      o prepayments of principal received through the last day of the related Prepayment Period; and

      o any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

      "Deficient Valuation" means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

      The "Pool Principal Balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from August 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date and loan group is the sum of:

      (1) the Principal Remittance Amount for such loan group and Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date, and

      (2) the Extra Principal Distribution Amount for such loan group and Distribution Date,

      minus

      (3) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

      "Senior Principal Distribution Allocation Amount" for any Distribution Date means (a) with respect to the Class 1-A Certificates, the Group 1 Senior Principal Distribution Amount and (b) with respect to the Group 2 Senior Certificates, the Group 2 Senior Principal Distribution Amount.

      "Senior Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

      (1) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, over

      (2) the lesser of (i) 85.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

      "Group 1 Senior Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      "Group 1 Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

      (1) the Class Certificate Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

      (2) the lesser of (x) 85.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

      "Group 2 Senior Principal Distribution Amount" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

      "Group 2 Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

      (1) the aggregate Class Certificate Balance of the Group 2 Senior Certificates immediately prior to such Distribution Date, over

      (2) the lesser of (x) 85.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

      "Subordinated Class Principal Distribution Target Amount" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

      provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

                               Initial Target           Stepdown Target
                               Subordination             Subordination
                                 Percentage               Percentage
                               --------------           ---------------
          Class M-1                 5.80%                   11.60%
          Class M-2                 4.35%                    8.70%
          Class M-3                 3.50%                    7.00%
          Class M-4                 2.75%                    5.50%
          Class M-5                 2.10%                    4.20%
          Class M-6                 1.50%                    3.00%
          Class M-7                 0.90%                    1.80%
          Class M-8                 0.35%                    0.70%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Offered Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

      "Excess Overcollateralization Amount" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (b) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

      "Group 1 Overcollateralization Reduction Amount" for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

      "Group 2 Overcollateralization Reduction Amount" for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

      "OC Floor" means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each loan group on such Distribution Date).

      "Overcollateralization Target Amount" means with respect to any Distribution Date, the OC Floor.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date).

      "Overcollateralization Reduction Amount" for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

      "Stepdown Date" is the earlier to occur of:

            (1) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and

            (2) the later to occur of (x) the Distribution Date in September 2009 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 85.40% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).

      A "Trigger Event" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

      A "Delinquency Trigger Event" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding LIBOR
Certificates:

                           Class                Percentage
                           -----                ----------
                  Class 1-A and Group 2
                  Senior Certificates...          41.41%
                  M-1...................          52.00%
                  M-2...................          69.25%
                  M-3...................          86.25%
                  M-4...................          109.75%
                  M-5...................          143.75%
                  M-6...................          201.50%
                  M-7...................          335.75%
                  M-8...................          863.50%

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b) (i) before the Class Certificate Balances of the Senior
            Certificates have been reduced to zero, the sum of the Class Certificate Balances of the Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

      A "Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                            Percentage
-----------------                            ----------

September 2008 - August 2009...............  0.35% with respect to September
                                                2008, plus an additional 1/12th
                                                of 0.50% for each month
                                                thereafter through August 2009

September 2009 - August 2010...............  0.85% with respect to September
                                                2009, plus an additional 1/12th
                                                of 0.60% for each month
                                                thereafter through August 2010

September 2010 - August 2011...............  1.45% with respect to September
                                                2010, plus an additional 1/12th
                                                of 0.65% for each month
                                                thereafter through August 2011

September 2011 - August 2012...............  2.10% with respect to September
                                                2011, plus an additional 1/12th
                                                of 0.35% for each month
                                                thereafter through August 2012

September 2012 - August 2013...............  2.45% with respect to September
                                                2012, plus an additional 1/12th
                                                of 0.05% for each month
                                                thereafter through August 2013

September 2013 and thereafter..............  2.50%

      "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

      The "Rolling Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

         The "Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all

Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Residual Certificates

      The Class A-R Certificates do not bear interest. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the amount remaining as set forth in clause (4)(b) under "--Interest" above which is the amount remaining after the distribution of interest to the holders of the Offered Certificates for such Distribution Date, (ii) the amount remaining as set forth in clauses (1)(B)(ii) or (2)(B)(ii), as applicable, under "--Principal" above which is the amount remaining after the distribution of principal to the holders of the Offered Certificates for such Distribution Date and (iii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

            1. to the classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal" above;

            2. concurrently, to the holders of the Senior Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable to the Class 2-A-2B Certificates will be allocated first, to the Class 2-A-2A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-2B Certificates;

            3. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

            4. concurrently, to the classes of LIBOR Certificates, in an amount up to their pro rata share based on their respective Class Certificate Balances, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed, concurrently to each class of LIBOR Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

            5. on any Distribution Date on which a Final Maturity OC Trigger Event is in effect, sequentially:

                  a. concurrently, as principal to the classes of Senior Certificates, pro rata, based on the (i) the Class Certificate Balance of the Class A-1 Certificates and
                        (ii) the aggregate Class Certificate Balance of the Group 2 Senior Certificates, as follows:

                        (i) to the Class 1-A Certificates, until its Class Certificate Balance is reduced to zero; and

                        (ii)  sequentially:

                              (A) to the Class 2-A-1 Certificates, until its
                        Class Certificate Balance is reduced to zero;

                              (B) concurrently, to the Class 2-A-2A and Class
                        2-A-2B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (C) to the Class 2-A-3 Certificates, until its
                        Class Certificate Balance is reduced to zero; and

                  b. sequentially, in order of their distribution priorities, as principal to each class of Subordinated Certificates, until their respective Class Certificate Balances are reduced to zero;

            6. to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event;

            7. to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

      A "Final Maturity OC Trigger Event" will be in effect on any Distribution Date on or after the Distribution Date in September 2026 on which the Overcollateralization Amount is less than the aggregate Stated Principal Balance of the 40-Year Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

The Swap Contract

      Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the "Swap Counterparty"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "Swap Contract"). The Swap Contract is subject to certain ISDA definitions. On the

Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the "Swap Contract Administrator"), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "Swap Contract Administration Agreement") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into an ISDA Master Agreement.

      With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

      (i) a fixed rate of 5.50% per annum,

      (ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360 (which is equal to one-twelfth).

      With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

      (i) One-Month LIBOR (as determined by the Swap Counterparty),

      (ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (5) under "-- Overcollateralization Provisions" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, that upfront amount will be included in the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 with respect to succeeding Distribution Dates as described in the Pooling and Servicing Agreement, to the extent that the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 were used on prior Distribution Dates to cover any Swap Termination Payment due to the Swap Counterparty under the original Swap Contract and any excess will be distributed to Countrywide Home Loans. In the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract, any Swap Termination Payment payable by the Swap Counterparty will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remaining Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

      Following the distributions of Excess Cashflow as described under " -- Overcollateralization Provisions", the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

            (3) concurrently to the holders of each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

            (4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

            (5) to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under " -- Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions" above;

            (6) to the holders of each class of LIBOR Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7) concurrently, to the holders of the Senior Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable to the Class 2-A-2B Certificates will be allocated first, to the Class 2-A-2A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-2B Certificates;

            (8) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; and

            (9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

      The "Swap Contract Notional Balance" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "Swap Contract Termination Date" for the Swap Contract.


                        Month of          Swap Contract
                      Distribution          Notional
                          Date             Balance ($)
                      ------------        -------------
                    September 2006...    230,420,429.57

                    October 2006.....    228,047,422.55

                    November 2006....    225,398,131.78

                    December 2006....    222,477,393.20

                    January 2007.....    219,293,696.69

                    February 2007....    215,905,198.59

                    March 2007.......    212,243,550.44

                    April 2007.......    208,325,021.78

                    May 2007.........    204,191,340.54

                    June 2007........    199,859,587.12

                    July 2007........    195,323,727.05

                    August 2007......    190,700,094.31

                    September 2007...    186,033,073.92

                    October 2007.....    181,359,870.27

                    November 2007....    176,647,319.67

                    December 2007....    171,901,324.67

                    January 2008.....    167,143,627.48

                    February 2008....    162,379,711.78

                    March 2008.......    157,679,202.69

                    April 2008.......    153,043,712.70

                    May 2008.........    148,561,797.92

                    June 2008........    144,228,603.08

                    July 2008........    139,326,210.76

                    August 2008......    133,013,681.64

                    September 2008...    127,017,091.71

                    October 2008.....    121,361,717.97

                    November 2008....    115,988,972.39

                    December 2008....    110,884,483.89

                    January 2009.....    106,376,002.63

                    February 2009....    102,871,057.16

                    March 2009.......    99,491,836.20

                    April 2009.......    96,234,036.54

                    May 2009.........    93,093,505.35

                    June 2009........    90,066,234.91

                    July 2009........    87,126,976.32

                    August 2009......    83,954,684.74

                    September 2009...    80,910,126.47

                    October 2009.....    78,007,899.31

                    November 2009....    75,219,286.69

                    December 2009....    72,539,867.52

                    January 2010.....    69,956,695.65

                    February 2010....    67,605,585.57

      A "Swap Termination Payment" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or a termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Termination events under the Swap Contract include, among other things:

      o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

      o a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an identifiable tax),

      o a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an identifiable tax, in each case, resulting from a merger), and

      o an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, an Additional Termination Event (as defined in the ISDA Master Agreement) will occur under the Swap Contract in the event that the rating, by any Rating Agency, of either the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "Swap Counterparty Rating Downgrade") as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include
(a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the Swap Contract Administrator; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

      Finally, an Additional Termination Event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      A "Swap Counterparty Trigger Event" means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

      The Swap Counterparty is a Delaware corporation. The Swap Counterparty is Lehman Brothers' principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

      The significance percentage for the Swap Contract is less than 10%. The "significance percentage" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Class Certificate Balance of the certificates related to the Swap Contract. The "significance estimate" of the Swap

Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

      The Swap Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Interest Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. The "Reference Bank Rate" with respect to any Interest Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Interest Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the Offered Certificates. On the Closing Date, the Depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of the Subordinated Certificates have been reduced to zero, (i) if the Class Certificate Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of the Class 1-A Certificates, until its Class Certificate Balance has been reduced to zero, and (ii) if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of each class of Group 2 Senior Certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero, except that any amounts otherwise allocated to the Class 2-A-2A Certificates will instead be allocated to the Class 2-A-2B Certificates, until its Class Certificate Balance is reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of "Class Certificate Balance" above.